Exhibit (2)(a)

                                                                 CONFORMED COPY












                          AGREEMENT AND PLAN OF MERGER


                                     Between

                      THE EMPIRE DISTRICT ELECTRIC COMPANY

                                       and

                              UTILICORP UNITED INC.




                            Dated as of May 10, 1999




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                                TABLE OF CONTENTS
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ARTICLE I THE MERGER..............................................................................................1

   SECTION 1.01.  THE MERGER......................................................................................1
   SECTION 1.02.  CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION............................2
   SECTION 1.03.  DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.............................................2
   SECTION 1.04.  ADVISORY BOARD..................................................................................2

ARTICLE II CONVERSION OF CAPITAL STOCK............................................................................3

   SECTION  2.01   UCU SHARES.....................................................................................3
   SECTION  2.02   CONVERSION OF COMPANY COMMON STOCK.............................................................3
   SECTION  2.03   CANCELLATION OF COMPANY TREASURY SHARES; REDEMPTION OF COMPANY
                   PREFERRED STOCK................................................................................6
   SECTION 2.04.  EXCHANGE OF CERTIFICATES........................................................................7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................9

   SECTION 3.01.  ORGANIZATION AND POWER; REGULATION AS A PUBLIC UTILITY.........................................10
   SECTION 3.02.  CORPORATE AUTHORIZATION........................................................................10
   SECTION 3.03.  GOVERNMENTAL AUTHORIZATION.....................................................................10
   SECTION 3.04.  NON-CONTRAVENTION..............................................................................11
   SECTION 3.05.  CAPITALIZATION.................................................................................11
   SECTION 3.06.  REPORTS AND FINANCIAL STATEMENTS...............................................................12
   SECTION 3.07.  NO UNDISCLOSED LIABILITIES.....................................................................13
   SECTION 3.08.  LITIGATION.....................................................................................13
   SECTION 3.09.  ABSENCE OF CERTAIN CHANGES OR EVENTS...........................................................14
   SECTION 3.10.  COMPLIANCE WITH LAWS; NO DEFAULT...............................................................14
   SECTION 3.11.  TAXES..........................................................................................14
   SECTION 3.12.  INTELLECTUAL PROPERTY..........................................................................16
   SECTION 3.13.  ENVIRONMENTAL MATTERS..........................................................................16
   SECTION 3.14.  EMPLOYEE BENEFITS AND LABOR MATTERS............................................................18
   SECTION 3.15.  TRANSACTIONS WITH AFFILIATES...................................................................21
   SECTION 3.16.  INFORMATION SUPPLIED...........................................................................21
   SECTION 3.17.  OPINION OF FINANCIAL ADVISOR...................................................................22
   SECTION 3.18.  FINDERS' FEES..................................................................................22
   SECTION 3.19.  TAKEOVER STATUTES..............................................................................22
   SECTION 3.20.  RIGHTS AGREEMENT...............................................................................22
   SECTION 3.21.  YEAR 2000......................................................................................22
   SECTION 3.22    INSURANCE.....................................................................................23
   SECTION 3.23    NO DISSENTERS' RIGHTS.........................................................................23
   SECTION 3.24    OWNERSHIP OF UCU COMMON STOCK.................................................................23
   SECTION 3.25    DEFINITION OF "KNOWLEDGE".....................................................................23

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF UCU.................................................................23

   SECTION 4.01.  ORGANIZATION AND POWER; REGULATION AS A PUBLIC UTILITY.........................................23
   SECTION 4.02.  CORPORATE AUTHORIZATION........................................................................24
   SECTION 4.03.  GOVERNMENTAL AUTHORIZATION.....................................................................24
   SECTION 4.04.  NON-CONTRAVENTION..............................................................................25
   SECTION 4.05.  CAPITALIZATION.................................................................................25
   SECTION 4.06.  REPORTS AND FINANCIAL STATEMENTS...............................................................26
   SECTION 4.07.  NO UNDISCLOSED LIABILITIES.....................................................................26
   SECTION 4.08.  LITIGATION.....................................................................................27
   SECTION 4.09.  ABSENCE OF CERTAIN CHANGES OR EVENTS...........................................................27

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   SECTION 4.10.  COMPLIANCE WITH LAWS; NO DEFAULT...............................................................27
   SECTION 4.11.  TAXES..........................................................................................28
   SECTION 4.12.  ENVIRONMENTAL MATTERS..........................................................................29
   SECTION 4.13.  EMPLOYEE BENEFITS..............................................................................29
   SECTION 4.14.  DIVIDENDS......................................................................................30
   SECTION 4.15.  TRANSACTIONS WITH AFFILIATES...................................................................30
   SECTION 4.16.  INFORMATION SUPPLIED...........................................................................30
   SECTION 4.17.  FINDERS' FEES..................................................................................30
   SECTION 4.18. TAKEOVER STATUTES...............................................................................30
   SECTION 4.19.   YEAR 2000.....................................................................................31
   SECTION 4.20.  OWNERSHIP OF COMPANY COMMON STOCK..............................................................31
   SECTION 4.21.   DEFINITION OF "KNOWLEDGE......................................................................31

ARTICLE V CONDUCT OF BUSINESS....................................................................................31

   SECTION 5.01.  CONDUCT OF THE COMPANY.........................................................................31
   SECTION 5.02.  CONDUCT OF UCU.................................................................................34
   SECTION 5.03. REORGANIZATION..................................................................................35
   SECTION 5.04. RATE MATTERS....................................................................................35

ARTICLE VI ADDITIONAL AGREEMENTS.................................................................................36

   SECTION 6.01.  NO SOLICITATION................................................................................36
   SECTION 6.02.  PROXY STATEMENT; REGISTRATION STATEMENT........................................................37
   SECTION 6.03.  STOCKHOLDERS' MEETING..........................................................................39
   SECTION 6.04.  ACCESS TO INFORMATION..........................................................................39
   SECTION 6.05.  NOTICES OF CERTAIN EVENTS......................................................................39
   SECTION 6.06.  APPROPRIATE ACTION; CONSENTS; FILINGS..........................................................40
   SECTION 6.07.  PUBLIC DISCLOSURE..............................................................................40
   SECTION 6.08.  REORGANIZATION.................................................................................40
   SECTION 6.09.  AFFILIATES.....................................................................................40
   SECTION 6.10.  LISTING OF STOCK...............................................................................41
   SECTION 6.11.  INDEMNIFICATION OF DIRECTORS AND OFFICERS......................................................41
   SECTION 6.12.  COMPANY STOCK OPTIONS AND RESTRICTED STOCK AWARDS; ACKNOWLEDGMENT WITH RESPECT TO COMPANY STOCK
                   PLANS.........................................................................................42
   SECTION 6.13.  BENEFITS CONTINUATION; SEVERANCE...............................................................44
   SECTION 6.14.  OPERATION OF COMPANY'S BUSINESS AFTER CLOSING..................................................46
   SECTION 6.15.  TAKEOVER STATUTES..............................................................................46
   SECTION 6.16.  DISCLOSURE SCHEDULES...........................................................................46
   SECTION 6.17.  CHARITABLE AND ECONOMIC DEVELOPMENT SUPPORT....................................................46
   SECTION 6.18   TRANSITION TASK FORCE..........................................................................46
   SECTION 6.19   TERMINATION OF DRIP............................................................................47
   SECTION 6.20.  DIVIDEND RECORD DATE...........................................................................47
   SECTION 6.21.  REAL ESTATE TRANSFER TAXES.....................................................................47
   SECTION 6.22.  ASSUMPTION OF DEBT OBLIGATIONS.................................................................47
   SECTION 6.23.  AMENDMENT OF FIRST MORTGAGE BOND INDENTURE.....................................................47

ARTICLE VII CONDITIONS TO MERGER.................................................................................48

   SECTION 7.01.  CONDITIONS TO EACH PARTY'S OBLIGATIONS.........................................................48
   SECTION 7.02.  ADDITIONAL CONDITIONS TO OBLIGATIONS OF UCU....................................................49
   SECTION 7.03.  ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY............................................49

ARTICLE VIII TERMINATION.........................................................................................50

   SECTION 8.01.  TERMINATION....................................................................................50
   SECTION 8.02.  EFFECT OF TERMINATION..........................................................................51
   SECTION 8.03.  FEES AND EXPENSES..............................................................................51
   SECTION 8.04.  AMENDMENT......................................................................................52
   SECTION 8.05.  EXTENSION; WAIVER..............................................................................52

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ARTICLE IX MISCELLANEOUS.........................................................................................53

   SECTION 9.01.  NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS......................................53
   SECTION 9.02.  NOTICES........................................................................................53
   SECTION 9.03.  INTERPRETATION.................................................................................54
   SECTION 9.04.  DISCLOSURE SCHEDULES...........................................................................54
   SECTION 9.05.  COUNTERPARTS...................................................................................54
   SECTION 9.06.  ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES....................................................54
   SECTION 9.07.  GOVERNING LAW..................................................................................54
   SECTION 9.08.  ASSIGNMENT.....................................................................................55


















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                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of May 10, 1999 between UTILICORP UNITED INC., a Delaware corporation ("UCU"), and THE EMPIRE DISTRICT ELECTRIC COMPANY, a Kansas corporation (the "Company").

                                    RECITALS:

         WHEREAS, the Boards of Directors of UCU and the Company deem it advisable and in the best interests of each corporation and its respective stockholders that UCU and the Company enter into a strategic business combination in order to advance the long-term business interests of UCU and the Company, and have therefore approved this Agreement, the Merger (as defined in Section 1.01) and the other transactions contemplated by this Agreement; and

         WHEREAS, the combination of UCU and the Company shall be effected by the terms of this Agreement through a transaction in which the Company will merge with and into UCU, with UCU as the surviving corporation, and the common stockholders of the Company (other than those receiving solely Cash Consideration (as defined in Section 2.02) and Dissenting Stockholders (as defined in Section 2.02(j)) will become stockholders of UCU; and

         WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, UCU and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                    ARTICLE I
                                   The Merger

         Section 1.01. The Merger. (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.01(c)), the Company shall be merged (the "Merger") with and into UCU in accordance with the General Corporation Code of Kansas (the "KGCC") and the General Corporation Law of the State of Delaware (the "DGCL"), whereupon the separate existence of the Company shall cease, and UCU shall continue as the surviving corporation (the "Surviving Corporation").


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                  (b) Upon the terms and subject to the conditions of this
Agreement, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which date shall be no later than the second business day after satisfaction of the conditions set forth in Article VII, at the offices of Blackwell Sanders Peper Martin LLP, 2300 Main, Kansas City, Missouri 64108, unless another time, date or place is agreed to in writing by the parties hereto.

                  (c) Upon the Closing, the Company and UCU will file (i) a certificate of merger with the Secretary of State of the State of Kansas and make all other filings or recordings required by the KGCC in connection with the Merger and (ii) a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is agreed to by UCU and the Company and specified in the certificate of merger (the "Effective Time").

                  (d) The Merger shall have the effects set forth in this Agreement and in Section 17-6709 of the KGCC and Section 259 of the DGCL.

         Section 1.02. Certificate of Incorporation and Bylaws of the Surviving Corporation The certificate of incorporation and bylaws of UCU, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and bylaws of the Surviving Corporation.

         Section 1.03. Directors and Officers of the Surviving Corporation. The directors of UCU immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of UCU immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.

         Section 1.04. Advisory Board. The Surviving Corporation (and any successor or assign of Surviving Corporation) shall maintain an advisory board (the "Advisory Board"), for a period of at least three years following the Closing Date. The Advisory Board shall be comprised of five persons nominated in writing by the Company and approved by UCU (which approval shall not be unreasonably withheld) on or prior to the Closing Date ("Company Designees"). Company Designees shall not be subject to removal without cause by the Surviving Corporation absent their consent, and any vacancy on the Advisory Board which arises after the Effective Time shall be filled by a person selected by majority vote of the remaining Company Designees and approved by UCU (which approval shall not be unreasonably withheld) (and such replacement person shall be deemed a "Company Designee" for all purposes hereunder). The Advisory Board shall meet no less frequently than quarterly, and the Surviving Corporation shall consult with the Advisory Board with respect to the business operations of the Surviving Corporation in the Company's current service area (including consultations with the Advisory Board in which the Advisory Board may review and make recommendations consistent with Section 6.17 with respect to the civic, charitable and business and customer development activities of the Surviving Corporation in such area). Company Designees shall receive an


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annual fee of $15,000 for serving on the Advisory Board, and shall be reimbursed for reasonable out-of-pocket expenses incurred in connection with their service on the Advisory Board. The Surviving Corporation shall provide to Company Designees indemnification rights to the same extent as provided to Surviving Corporation's directors pursuant to the Surviving Corporation's Certificate of Incorporation and bylaws.

                                   ARTICLE II
                           Conversion of Capital Stock

         2.01 UCU Shares. Each share of common stock of UCU issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged by reason of the Merger as one share of common stock of the Surviving Corporation.

         2.02     Conversion of Company Common Stock.

                  (a) Outstanding Shares of Company Common Stock. Subject to the other provisions of this Section 2.02, each share of common stock, par value $1.00 per share of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time, together with any associated Right (as defined in Section 3.20) (other than shares to be canceled pursuant to Section 2.03(a) and other than Dissenting Shares (as such term is defined in Section 2.02(j)), shall be converted into the right to receive (i) a number of shares of UCU Common Stock equal to the Exchange Ratio (as such term is defined below), subject to the payment of cash in lieu of any fractional share (the "Stock Consideration"); or (ii) cash per share of Company Common Stock equal to the Average Trading Price (as such term is defined below) multiplied by the Exchange Ratio (the "Cash Consideration"). The Stock Consideration together with the Cash Consideration is collectively referred to as the "Merger Consideration."

         The "Exchange Ratio" shall be determined as follows:

         (i) if the Average Trading Price of a share of UCU Common Stock is less than $22.00, the Exchange Ratio shall equal 1.341; (ii) if the Average Trading Price of a share of UCU Common Stock is greater than or equal to $22.00, but less than or equal to $26.00, the Exchange Ratio shall equal a fraction (rounded to the nearest hundred-thousandth) determined by dividing $29.50 by the Average Trading Price of a share of UCU Common Stock; and (iii) if the Average Trading Price of a share of UCU Common Stock is greater than $26.00, the Exchange Ratio shall equal 1.135. The Exchange Ratio shall be subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization after the date of this Agreement applicable to shares of the UCU Common Stock or the Company Common Stock.

         "Average Trading Price" shall be equal to the average of the daily closing prices per share of UCU Common Stock on the New York Stock Exchange ("NYSE") Composite Transactions Reporting System, as reported in The Wall Street Journal for the twenty trading days ending on the date immediately prior to the second full NYSE trading day immediately preceding the Closing Date.


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         (b) Election. Subject to the maximum amounts set forth in Sections
2.02(c) and 2.02(d), each record holder of Company Common Stock immediately prior to the Election Deadline (as defined in Section 2.02(g)) shall be entitled to (i) elect to receive the Cash Consideration (a "Cash Election"), (ii) elect to receive the Stock Consideration (a "Stock Election"), or (iii) indicate that such record holder has no preference as to the receipt of Cash Consideration or Stock Consideration (all Company Common Stock held by such record holder, "No Election Shares"), for such holder's Company Common Stock. Elections shall be made on a form designed for that purpose (a "Form of Election"). A holder of record of shares of Company Common Stock who holds such shares as nominee, trustee or in another representative capacity (a "Representative") may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all shares of Company Common Stock held by such Representative for a particular beneficial owner. To the extent not covered by a properly given Form of Election, all Company Common Stock issued and outstanding immediately prior to the Effective Time, shall be designated as No Election Shares and shall, except as provided in Section 2.02(d) and 2.02(h), be converted solely into UCU Common Stock.

         (c) Maximum Cash Election Shares. Notwithstanding the provisions of
Section 2.02(b) and subject to Section 2.02(d) and Section 2.02(h), the aggregate number of shares of Company Common Stock that may be converted into the right to receive cash (including the right to receive cash in lieu of fractional shares as provided in this Section 2.02) in the Merger (the "Cash Election Number") shall not exceed 50% of the shares of Company Common Stock outstanding at 5:00 Eastern Time on the second day prior to the Effective Time or such other number as shall be determined in accordance with Section 2.02(h). If the aggregate number of shares of Company Common Stock covered by Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number, those holders that will be entitled to receive Cash Consideration shall be selected by the Exchange Agent (as defined in Section 2.04(a)) through a lottery among holders who made a Cash Election up to the Cash Election Number and all other Cash Election Shares shall be converted into the right to receive Stock Consideration.

         (d) Maximum Stock Consideration. The number of shares of UCU Common Stock to be issued to holders of Company Common Stock shall not, when added to the number of shares of UCU Common Stock initially issuable pursuant to Sections
6.12 and 6.13, exceed 19.9% of the total number of shares of UCU Common Stock issued and outstanding immediately preceding the Effective Time (the "Maximum Stock Amount"). If the aggregate number of shares of UCU Common Stock payable as Stock Consideration (the "Aggregate Stock Amount") exceeds the Maximum Stock Amount, UCU shall have the option to limit the aggregate Stock Consideration to the Maximum Stock Amount (a "Proration Event") and to make a corresponding increase in the aggregate Cash Consideration by instructing the Exchange Agent to:

                           (A) convert a sufficient number of No Election Shares
into the right to receive the Cash Consideration, which No Election Shares shall be selected pro rata from among all of the holders thereof, based upon the aggregate number of No Election Shares held by each such holder, such that the Aggregate Stock Amount to be issued equals as close as practicable the Maximum Stock Amount; and


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                           (B) to the extent that such conversion of the No
Election Shares does not reduce the
Aggregate Stock Amount to the Maximum Stock Amount, convert a sufficient number of Stock Election Shares into the right to receive the Cash Consideration, which Stock Election Shares shall be selected pro rata from among all of the holders thereof, based upon the aggregate number of Stock Election Shares held by each such holder, such that the amount of UCU Common Stock to be issued equals as close as practicable the Maximum Stock Amount.

         (e) Form of Election. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent prior to the Election Deadline. UCU shall have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of UCU (or the Exchange Agent) in such matters shall be conclusive and binding, absent manifest error. Neither UCU nor the Exchange Agent shall be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by this Section 2.02, and all such computations shall be conclusive and binding on the holders of Company Common Stock.

         (f) Deemed Non-Election. For purposes hereof, a holder of Company Common Stock who does not submit a Form of Election that is received by the Exchange Agent prior to the Election Deadline shall be deemed not to have made an election in accordance with this Section and the shares of Company Common Stock held by such holder shall be classified as No Election Shares. If UCU or the Exchange Agent shall determine that any purported Election was not properly made, such purported Election shall be deemed to be of no force and effect and the shares of Company Common Stock covered by such purported Election shall be classified as No Election Shares.

         (g) Election Deadline. UCU and the Company shall each use its reasonable efforts to cause copies of the Form of Election to be mailed to the record holders of Company Common Stock not less than 30 days prior to the Effective Time and to make the Form of Election available to all persons who become record holders of Company Common Stock subsequent to the date of such mailing but prior to the Election Deadline. A Form of Election must be received by the Exchange Agent by 5:00 p.m., Eastern Time, on the last NYSE trading day prior to the third business day before the anticipated Effective Time (the "Election Deadline") in order to be effective. All elections may be revoked until the Election Deadline in writing by the record holders submitting Forms of Election. Any revocations or elections received after the Election Deadline shall be null and void.

         (h) Adjustment for Tax and Accounting Matters. If, after having made the calculation under Section 2.02(c), the tax opinions referred to in Sections 7.02(c) and 7.03(c) cannot be rendered (as reasonably determined by Blackwell Sanders Peper Martin LLP and Cahill Gordon & Reindel), as a result of the Merger possibly failing to satisfy continuity-of-interest requirements under applicable federal income tax principles relating to reorganizations described in Section 368(a) of the Code, then UCU shall reduce, to the minimum extent necessary to enable such tax opinions to be rendered, the amount of cash to be delivered with respect to the Cash Election Shares (in accordance with the lottery procedures outlined in Section 2.02(c) or in


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any other manner considered by the Exchange Agent to be fair and equitable) and in lieu thereof shall deliver the number of shares of UCU Common Stock having an aggregate value, based on the Average Trading Price, equal to the amount of such reduction, and the Cash Election Number shall be appropriately adjusted to give effect to such reduction.

                  (i) Adjustment to Prevent Dilution. If, prior to the Effective Time, UCU shall declare a stock dividend or other similar distribution of shares of UCU Common Stock or securities convertible into shares of UCU Common Stock, or effect a stock split, reclassification, recapitalization, stock combination or other change with respect to the UCU Common Stock, the Exchange Ratio and the Average Trading Price, if applicable, shall be appropriately adjusted to reflect such dividend, distribution, stock split, reclassification, recapitalization, stock combination or other change.

                  (j) Shares of Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, if a Proration Event shall have occurred, any issued and outstanding shares of Company Common Stock held by a person (a "Dissenting Stockholder") who shall not have voted to adopt this Agreement or consented thereto in writing and who shall have properly demanded appraisal for such shares in accordance with Section 17-6712 of the KGCC ("Dissenting Shares") shall not be converted as described in Section 2.02(a), unless such holder fails to perfect or withdraws or otherwise loses its right to appraisal. If, after the Effective Time, such Dissenting Stockholder fails to perfect or withdraws or loses the right to appraisal, such Dissenting Stockholder's shares of Company Common Stock shall no longer be considered Dissenting Shares for the purposes of this Agreement and shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive for each such share (a "Nondissenting Share") the number of shares of UCU Common Stock and the amount in cash, without interest, that a holder of a No Election Share who had not demanded appraisal would have received with respect to such Nondissenting Share after giving effect to Sections 2.02(d) and (h) (it being understood that no adjustment shall be made to the proration computation (if any) made following the Election Deadline to give effect to the withdrawal of, or the failure to perfect, the demand for appraisal with respect to such Dissenting Shares). The Company shall give UCU
(I) prompt notice of any demands for appraisal of shares of Company Common Stock received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. Except as required by law, the Company shall not, without the prior written consent of UCU, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

          2.03 Cancellation of Company Treasury Shares; Redemption of Company Preferred Stock.

                  (a) As of the Effective Time, each share of Company Common Stock (together with any associated Right) that is owned by the Company as treasury stock or owned, directly or indirectly, by the Company, UCU or any of their respective Subsidiaries shall be canceled and shall cease to exist and no UCU Common Stock or other consideration shall be delivered in exchange therefor. For purposes of this Agreement, "Subsidiary" means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which directly or indirectly at least 50% of the securities or other interests

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having by their terms ordinary voting power to elect a majority of the Board of
Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries. For purposes of this Agreement, "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority (as defined in Section 3.03).

                  (b) Prior to the Effective Time, the Board of Directors of the Company shall call for redemption all outstanding shares of Company Preferred Stock (as defined in Section 3.05) at a redemption price equal to the amount provided for in the Company's articles of incorporation or in a certificate of designation on a particular series of Company Preferred Stock, together with all dividends accrued and unpaid to the date of such redemption. All shares of the Company Preferred Stock shall be redeemed so that no such shares shall be outstanding at the Effective Time.

          Section 2.04. Exchange of Certificates. The procedures for exchanging outstanding shares of Company Common Stock for Merger Consideration shall be as follows:

                  (a) Exchange Agent. Prior to or at the Effective Time, UCU shall deposit with an exchange agent as may be designated by UCU and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Section 2.04, certificates representing the shares of UCU Common Stock issuable pursuant to Section 2.02 in exchange for outstanding shares of Company Common Stock and cash payable pursuant to Section 2.02 in exchange for outstanding shares of Company Common Stock and shall deposit cash in an amount required to be paid pursuant to subsections (c) and (e) of this Section 2.04 (such shares of UCU Common Stock and cash being hereinafter referred to as the "Exchange Fund").

                  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (each a "Certificate" and, collectively, the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as UCU and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration (comprised of certificates representing shares of UCU Common Stock and cash in lieu of fractional shares constituting the Stock Consideration and/or the Cash Consideration) which the holder of such Certificate has a right to receive. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of record of such Certificate shall be entitled to receive in exchange therefor (i) a check representing the Cash Consideration, or (ii) (x) a certificate or certificates representing that whole number of shares of UCU Common Stock which such holder has the right to receive pursuant to the provisions of this Article II in such denominations and registered in such names as such holder may request in accordance with the instructions set forth in such letter of transmittal and (y) a check representing the amount of cash, if any, which such holder has the right to receive pursuant to the provisions of this
Article II, after giving effect to any required withholding tax, without interest. In the event of a transfer of ownership of shares of Company Common Stock which is not registered on the transfer records of the Company, (i) a check representing the Cash Consideration or (ii) a certificate representing the proper number of shares of UCU Common Stock, together with a check for the cash to be paid in lieu of fractional shares, if any, without interest, and unpaid dividends and distributions since the Effective Time, if any, without interest, may be issued to such transferee if the Certificate representing such shares of Company Common Stock held by such transferee is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

                  (c) Distributions with Respect to Unexchanged Shares. Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to any shares of UCU Common Stock having a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate, and no cash payment shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate as provided in this Section 2.04. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of UCU Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of UCU Common Stock to which such holder is entitled pursuant to subsection (e) of this Section 2.04 and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of UCU Common Stock, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of UCU Common Stock, less the amount of any withholding taxes which may be required thereon.

                  (d) No Further Ownership Rights in Company Common Stock. All shares of UCU Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to this Article II) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock on or prior to the date hereof and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for the Merger Consideration as provided in this Section 2.04.

                  (e) No Fractional Shares. No certificate or scrip representing fractional shares of UCU Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to exercise any rights of a stockholder of UCU. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of UCU Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of UCU Common Stock multiplied by the Average Trading Price.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the stockholders of the Company for one year after the Effective Time shall be delivered to UCU (which shall thereafter act as Exchange Agent), and any stockholders of the Company who have not previously complied with this Section 2.04 shall thereafter look as a general creditor only to UCU for payment of their claim for Cash Consideration or shares of UCU Common Stock, any cash in lieu of fractional shares of UCU Common Stock and any dividends or distributions with respect to UCU Common Stock, none of which shall bear interest.

                  (g) No Liability. The Surviving Corporation shall not be liable to any holder of shares of Company Common Stock or UCU Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) of UCU Common Stock or cash from the Exchange Fund delivered to a public official as required by any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered immediately prior to the date on which any Cash Consideration, shares of UCU Common Stock, any dividends or distributions with respect thereto, or any cash in lieu of fractional shares in respect of such Certificate would otherwise escheat to or become the property of, or otherwise become deliverable to, any Governmental Authority, any such shares, dividends or distributions or cash in respect of such Certificate shall, to the extent permitted by applicable laws, become the property of UCU, free and clear of all claims or interest of any Person previously entitled thereto.

                  (h) Missing Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact and the providing of an appropriate indemnity or surety bond by the Person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Cash Consideration, or the Stock Consideration and dividends and distributions deliverable in respect thereof pursuant to this Agreement, less the amount of any withholding taxes that may be required thereon, and without interest.


                                   ARTICLE III
                  Representations and Warranties of the Company

     The Company represents and warrants to UCU that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule delivered by the Company to UCU prior to execution of this Agreement (the "Company Disclosure Schedule") or as otherwise expressly permitted by this Agreement. For purposes of this Agreement, "Company Material Adverse Effect" means a material adverse effect (i) on the business, properties, assets, liabilities (contingent or otherwise), financial condition, results of operations or prospects of the Company, taken as a whole, or (ii) on the ability of the Company to perform its obligations under or to consummate the transactions contemplated by this Agreement.

          Section 3.01. Organization and Power; Regulation as a Public Utility.
(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the requisite corporate or other power and authority and governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be in good standing or have such power, authority or approvals would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. As of the date hereof, the Company has no Subsidiaries. True, accurate and complete copies of the articles of incorporation and bylaws of the Company, as in effect on the date hereof, have been delivered to UCU.

                  (b) The Company is not a "holding company," a "subsidiary company" or an "affiliate" of any public utility holding company within the meaning of Section 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), respectively. The Company is regulated as a public utility in the States of Missouri, Oklahoma, Arkansas, and Kansas and in no other state.

         Section 3.02. Corporate Authorization. The Board of Directors of the Company has (a) determined that the Merger is fair and in the best interest of the Company and its stockholders, (b) approved and adopted this Agreement, and
(c) resolved to recommend to the holders of the Company Common Stock that they give the Company Stockholders' Approval (as defined below). The execution and delivery by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, are within the Company's corporate powers and, except as set forth in the next succeeding sentence of this Section 3.02, have been duly authorized by all necessary corporate action. The affirmative vote of a majority of the outstanding shares of Company Common Stock (the "Company Stockholders' Approval") is necessary to approve and adopt this Agreement and the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and, subject to the receipt of the Company Stockholders' Approval and, assuming the due authorization, execution and delivery of this Agreement by UCU, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether in a proceeding at equity or at law).

         Section 3.03. Governmental Authorization. The execution and delivery by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, require no action by or in respect of, or filing with, any federal, state or local government or any court, administrative agency or commission or other governmental agency or authority, whether domestic or foreign (a "Governmental Authority"), other than (i) the filings of a certificate of merger with respect to the Merger with the Kansas Secretary of State, a certificate of merger with respect to the Merger with the Delaware Secretary of State, and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (ii) compliance with any applicable requirements of the Federal Energy Regulatory Commission ("FERC") and of the utility regulatory commissions of Arkansas, Kansas, Missouri, and Oklahoma (the "Company Required Statutory Approvals"); (iii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"); (iv) compliance with any applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"); (v) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"); (vi) compliance with any other applicable securities laws; (vii) compliance with any environmental, health or safety law or regulation requiring any notification, disclosure or approval in connection with the Merger; (viii) actions or filings which, if not taken or made, would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect; and (ix) filings and notices not required to be made or given until after the Effective Time.

         Section 3.04. Non-Contravention. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, subject to the consents, approvals, orders, authorizations, filings and registrations contemplated by Sections 3.02 and 3.03, (i) conflict with, or result in any violation or breach of any provision of the articles of incorporation or bylaws of the Company; (ii) result in (A) any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which the Company is a party or by which any of them or any of their properties or assets may be bound or (B) the creation of any Lien (as such term is defined below) upon any of the properties or assets of the Company, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its respective properties or assets, except in the case of clauses
(ii) and (iii) for any such violations, breaches, defaults, terminations, cancellations, accelerations or creations of Liens which would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

         Section 3.05. Capitalization. (a) As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, 5,000,000 shares of Cumulative Preferred Stock, $10.00 par value ("Company Preferred Stock"), and 2,500,000 shares of Preference Stock, without par value ("Company Preference Stock"). As of March 31, 1999, (i) 17,138,486 shares of Company Common Stock were issued and outstanding, (ii) -0- shares of Company Common Stock were held in the treasury of the Company, (iii) the maximum number of shares of Company Common Stock issuable pursuant to the Company Employee

Plans (as defined in Section 3.14(a)) and the Company Benefit Arrangements (as defined in Section 3.14(d)) is 1,967,707 shares, (iv) 500,000 shares of Company Preference Stock were available for issuance under the Rights Agreement dated as of July 26, 1990 between the Company and Chase Mellon Shareholder Services (the "Rights Agreement"), (v) the maximum number of newly issued shares of Company Common Stock issuable under the Dividend Reinvestment and Stock Purchase Plan (the "DRIP") is 290,329 shares, (vi) the maximum number of shares of Company Common Stock issuable to Directors under the Stock Unit Plan for Directors is 100,000 shares, (vii) 3,262,818 shares of Company Preferred Stock were issued and outstanding, and (viii) no shares of Company Preference Stock were issued and outstanding or reserved for issuance other than as described in subsection
(iv) above. No change in such capitalization has occurred since such date except as would have been permitted by Section 5.01(d) if it were to have applied to such period. Section 3.05 of the Company Disclosure Schedule sets forth a complete and accurate list of all Company Benefit Arrangements pursuant to which shares of Company Common Stock or rights thereto, may be issued, Company Stock Options (as defined in Section 6.12(a)) and Company Restricted Stock Awards (as defined in Section 6.12(c)). All outstanding shares of the Company Common Stock are, and all shares of Company Common Stock, subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be, duly authorized, validly issued, fully paid and non-assessable, and not subject to any preemptive right. There are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock.

                  (b) Except as set forth in Section 3.05(a), there are no equity securities of any class of the Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 3.05(a), there are no options, warrants, securities, calls, rights, commitments or agreements of any character to which the Company is a party or by which any of them are bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no voting trusts or other agreements or understandings with respect to the shares of capital stock of the Company to which the Company is a party.

          Section 3.06. Reports and Financial Statements. (a) The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since December 31, 1993 (the "Company SEC Reports").

                  (b) As of its filing date, each Company SEC Report filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later filed Company SEC Report.

                  (c) Each Company SEC Report that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act as of the date such registration statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later filed Company SEC Report.

                  (d) The financial statements (including, in each case, any related notes) contained in the Company SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted for presentation in Quarterly Reports on Form 10-Q), and fairly presented in all material respects (subject in the case of unaudited statements to normal, recurring audit adjustments) the financial position of the Company as at the respective dates and the results of its operations and cash flows for the respective periods indicated. The audited balance sheet of the Company as of December 31, 1998 is referred to herein as the "Company Balance Sheet".

                  (e) Since December 31, 1993, the Company has made all required filings with the FERC and any appropriate state public utilities commission, except for such filings the failure to make which would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

         Section 3.07. No Undisclosed Liabilities. The Company does not have any liabilities or obligations of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

         (a) liabilities or obligations which would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect;

         (b) liabilities or obligations disclosed or provided for in the Company Balance Sheet or in the notes thereto or in the Company SEC Reports filed prior to the date hereof;

         (c) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated by this Agreement; or

         (d) liabilities or obligations incurred since December 31, 1998 in the ordinary course of business consistent with past practices.

          Section 3.08. Litigation. Except as disclosed in the Company SEC Reports filed prior to the date hereof:

         (a) There is no action, suit, investigation or proceeding pending against, or to the knowledge of the Company, threatened against or affecting, the Company or any of its properties before any Governmental Authority or arbitrator which, individually or in the aggregate, would be reasonably expected to have a Company Material Adverse Effect; and

         (b) There is no judgment, decree, injunction, or order of any Governmental Authority or arbitrator applicable to the Company which, individually or in the aggregate, would be reasonably expected to have a Company Material Adverse Effect.

         Section 3.09. Absence of Certain Changes or Events. Since the date of the Company Balance Sheet, except as permitted by or as disclosed in this Agreement or the Company SEC Reports filed prior to the date hereof, the Company has conducted its businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any Company Material Adverse Effect or any event or development (including in connection with the Merger) that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, or (b) any event that would, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance of this Agreement by the Company.

          Section 3.10. Compliance with Laws; No Default. Except as disclosed in the Company SEC Reports filed prior to the date hereof:

         (a) (i) The Company is not in violation of and has not violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree, order, writ, injunction, permit or license of any Governmental Authority or arbitrator applicable to its business or operations, except for violations and failures to comply that would not, individually or in the aggregate, be reasonably expected to result in a Company Material Adverse Effect and (ii) to the knowledge of the Company, the Company has all permits, licenses, franchises and other governmental authorizations, consents, approvals and exemptions necessary to conduct its business as presently conducted and which are material to the operation of such business.

         (b) Each material agreement, contract or commitment to which the Company is a party or by which the Company is bound or to which any of their respective properties are subject ("Company Contracts") is a valid, binding and enforceable obligation of the Company and in full force and effect (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether in a proceeding at equity or at law) except where the failure to be valid, binding and enforceable and in full force and effect would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. The Company is not in default or violation of any term, condition or provision of
(i) its articles of incorporation or by-laws or (ii) any Company Contract, except in the case of clause (ii) for any defaults or violations that would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. The Company is not subject to any agreement, whether written or oral, restricting the ability of the Company to compete in any business activity.

         Section 3.11. Taxes. (a) The Company has timely filed or will file or cause to be timely filed, all material Tax Returns (as defined in Section 3.11(j)) required by applicable law to be filed by it prior to or as of the Effective Time, and all such material Tax Returns are, or will be at the time of filing, complete in all material respects.

                  (b) The Company has paid or, where payment is not yet due, has established or will establish or cause to be established in accordance with generally accepted accounting principles on or before the Effective Time an adequate accrual for the payment of, all material Taxes (as defined in Section 3.11(j)) due with respect to any period ending prior to or as of the Effective Time.

                  (c) There are no (i) outstanding consents extending the statute of limitations for the assessment of any Taxes of the Company, or (ii) proposals, assertions or assessments against the Company for deficiencies for any Taxes that have not been satisfied or resolved.

                  (d) There are no material Tax claims pending against the Company and the Company does not know of any threatened claim for material Tax deficiencies or any basis for such claims, no material issues have been raised in writing in any examination by any taxing authority with respect to the Company which, by application of similar principles, reasonably could be expected to result in a material proposed deficiency for any other period not so examined, and there is not now in force any waiver or agreement by the Company for the extension of time for the assessment of any material Tax, nor has any such waiver or agreement been requested in writing by any taxing authority. The Company has no liability with respect to any material United States federal, state, local, foreign or other Taxes of any corporation or entity other than the Company.

                  (e) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code.

                  (f) Neither the Company nor any of its other Affiliates (as defined in Section 3.15), has taken any action, agreed to take any action, or failed to take any action, or has knowledge of any fact or circumstance that (without regard to any action taken or agreed to be taken by UCU or any of its Affiliates) could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

                  (g) The Company has not made during the last 3 years, nor will make prior to the Effective Time, an election to have a stock purchase treated as an asset purchase under Section 338 of the Code.

                  (h) The Company has not filed with the IRS, and will not file with the IRS prior to the Effective Time, a statement consenting to the recognition of gain on the disposition of its "subsection (f) assets" under
Section 341(f) of the Code.

                  (i) The Company has not made in the last 7 years, and will not make prior to the Effective Time, any changes in accounting method to which
Section 481(a) of the Code may apply.

                  (j) "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, service use, license, value added, capital, net worth, payroll, profits, withholding, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessments or similar charges imposed by the IRS or any taxing authority (whether domestic or foreign including any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)) (a "Taxing Authority"), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

         Section 3.12. Intellectual Property. (a) Except as set forth in the Company SEC Reports filed prior to the date hereof, the Company owns, is licensed or is otherwise legally entitled to use, all patents, trade secrets, trademarks, trade names, service marks, copyrights and mask works, all applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information utilized in the conduct of the business of the Company as currently conducted (the "Company Intellectual Property Rights") except to the extent that the failure to have such rights would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

                  (b) Except as disclosed in the Company SEC Reports filed prior to the date hereof, the Company (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patent, trade secret, trademark, service mark or copyright or the violation of any trade secret or other proprietary right of any third party and (ii) has no knowledge that the manufacturing, importation, marketing, licensing, sale, offer for sale, or use of any of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which infringement, individually or in the aggregate, would be reasonably expected to have a Company Material Adverse Effect.

         Section 3.13. Environmental Matters. Except as set forth in the Company SEC Reports filed prior to the date hereof and except for such as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

         (a)(i) No notice, demand, request for information, request for an investigation, notice of violation, citation, summons, claim, complaint or order has been received by, is pending, or, to the Company's knowledge, threatened by any Person against the Company nor has any penalty been assessed and not paid (or potentially settled), is pending or, to the Company's knowledge, threatened against the Company relating to or arising out of Environmental Laws (as defined in Section 3.13(b)(i)).

         (ii) To the Company's knowledge, no property now or previously owned, leased or operated by the Company nor any property to which the Company has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substance (as defined in Section 3.13(b)(ii)) is subject to investigation or cleanup or is listed or proposed for listing on any federal, state, local or foreign list of sites requiring investigation or cleanup.

         (iii) Except in material compliance with Environmental Laws, there have been no Releases (as defined in Section 3.13(b)(iii)) at any property now owned, leased or operated by the Company.

         (iv) To the Company's knowledge, there are no liabilities or Environmental Claims (as defined in Section 3.13(b)(iv)) of or relating to the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to Environmental Laws.

         (v) The Company has or has applied for all permits or licenses necessary to operate its facilities in compliance with Environmental Laws and is currently in material compliance with all applicable Environmental Laws.

         (vi) Except in material compliance with Environmental Laws, the Company has not generated, used, treated, recycled, stored, disposed or transported Hazardous Substances.

         (vii) To the Company's knowledge, the Company's underground and aboveground storage tanks (hereinafter "Tanks") located at any property currently owned, leased or operated by the Company are now operated in material compliance with all applicable Environmental Laws, and the Company's Tanks located at any property formerly owned, leased or operated by the Company at anytime after January 1, 1990, were operated by the Company in material compliance with all applicable Environmental Laws.

         (viii) The Company has no liability or potential liability for any former manufactured gas plant facility.

     (b) For purposes of this Agreement, the following terms shall have the meanings set forth below:

         (i) "Environmental Laws" shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, authorizations, judgments, decrees, injunctions, and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States or other nations, and the states and political subdivisions thereof, and all applicable principles of common law pertaining to the regulation and protection of the environment, human health, safety and damages to natural resources, including without limitation, Releases and threatened Releases or otherwise relating to the operation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"); the Federal Insecticide, Fungicide and Rodenticide Act, as amended ("FIFRA"); the Resource Conservation and Recovery Act, as amended ("RCRA"); the Toxic Substances Control Act, as amended ("TSCA"); the Clean Air Act, as amended ("CAA"); the Federal Water

Pollution Control Act, as amended ("FWPCA"); the Oil Pollution Act of 1990, as amended ("OPA"); the Occupational Safety and Health Act, as amended ("OSHA"); and the Safe Drinking Water Act, as amended ("SDWA"); and their state and local counterparts or equivalents, as amended from time to time.

      (ii) "Hazardous Substance" shall mean (a) any chemicals, materials, substances or wastes which are defined as or included in the definition of "hazardous substances", "hazardous materials", "toxic substances", "extremely hazardous substances", "toxic pollutants", or words of similar import, under any applicable Environmental Law; (b) any petroleum, petroleum products (including, without limitation, crude oil or any fraction thereof), natural gas, natural gas liquids, liquefied natural gas or synthetic gas useable for fuel (or mixtures of natural gas and such synthetic gas) or oil and gas exploration or production waste, polychlorinated biphenyls ("PCBs"), asbestos-containing materials, and mercury; and (c) any other chemical, material, substance, or waste, exposure to which is prohibited, limited or regulated by any governmental or regulatory authority under any applicable Environmental Law.

      (iii) "Release" means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposing or release of Hazardous Substances.

      (iv) "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions or causes of action, suits, obligations, liabilities, losses, proceedings, decrees, judgments, penalties, fees, demands, demand letters, orders, directives, claims (including any claims involving toxic torts or liability in tort, strict, absolute or otherwise), liens, notices of noncompliance or violation, or legal fees or costs of investigations, monitoring or proceedings, relating to any Environmental Law or any environmental permit issued under any such Environmental Law, or arising from the presence, Release or threatened Release (or alleged presence, Release or threatened Release) into the environment of any Hazardous Substances (hereinafter "Claims") including, without limitation, and regardless of the merit of such Claim, any and all Claims by any governmental or regulatory authority or by any third party for enforcement, cleanup, remediation, removal, response or other actions or damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law or for any injury (including death of any person or persons) or threat of injury to health, safety, natural resources or the environment.

         Section 3.14. Employee Benefits and Labor Matters. (a) The Company Disclosure Schedule contains a list identifying each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")), which is subject to any provision of ERISA and is maintained, administered or contributed to by the Company and covers any employee or former employee of the Company or under which the Company has any liability (referred to collectively herein as the "Company Employee Plans"). Copies of such plans (and, if applicable, related trust agreements and insurance contracts) and all amendments thereto have been made available to UCU together with the summary plan description, the annual report (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan for the past three years and the actuarial valuation report prepared in connection with any such plan for the past three years. The only Company Employee Plans which individually or collectively would constitute an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) are identified as such in the list referred to above.

                  (b) No "accumulated funding deficiency" (as defined in Section 412 of the Code) has been incurred with respect to any Company Employee Plan subject to Title IV of ERISA, whether or not waived. No "reportable event" (within the meaning of Section 4043 of ERISA) and no event described in Section 4041, 4042, 4062 or 4063 of ERISA has occurred in connection with any Company Employee Plans subject to Title IV of ERISA other than any event which would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. No condition exists and no event has occurred that could constitute grounds for termination of any Company Employee Plans subject to Title IV of ERISA other than any such terminations that would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. Neither Company nor any Company ERISA Affiliate has any material unsatisfied or potential liability under Title IV of ERISA in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. As of the last day of the most recent plan year, the value of the assets of each Company Employee Plan that is subject to Title IV of ERISA equaled or exceeded the present value of the "benefit liabilities" (as defined in Section 4001 (a)(16) of ERISA) of each such Company Employee Plan, using the Company Employee Plan assumptions for funding purposes in effect for such plan year. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Company Employee Plan has made or will make the Company or any officer or director of the Company subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code that would, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. For purposes of this Section, "Company ERISA Affiliate" means any other Person which, together with the Company, would be treated as a single employer under Section 414 of the Code.

                  (c) Each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a determination letter from the IRS that it is so qualified and, to the knowledge of the Company, is so qualified and has been so qualified during the period since its adoption. To the knowledge of the Company, each trust created under any such Company Employee Plan is exempt from tax under Section 501(a) of the Code and, to the knowledge of the Company, has been so exempt since its creation. The Company has made available to UCU the most recent determination letter of the IRS relating to each such Company Employee Plan. The Company and all Company ERISA Affiliates have performed all obligations required to be performed by them with respect to each Company Employee Plan, and each Company Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code, which are applicable to such Company Employee Plan, excluding any instances of non-performance or non-compliance that would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

                  (d) The Company Disclosure Schedule contains a list of each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (whether written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which is not a Company Employee Plan, is entered into, maintained or contributed to, as the case may be, by the Company and covers any employee or former employee of the Company. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which (and, if applicable any related trust agreement or insurance contract) have been furnished previously to UCU, are referred to collectively herein as the "Company Benefit Arrangements". The Company and all Company ERISA Affiliates have performed all obligations required to be performed by them with respect to each Company Benefit Arrangement and each Company Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Company Benefit Arrangement, excluding any instances of non-performance or non-compliance that would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

                  (e) All contributions and other payments required to be made by the Company pursuant to any Company Employee Plan or Company Benefit Arrangement have been timely made or reflected on the Company SEC Reports.

                  (f) Since January 1, 1999, there has been no amendment to, material written interpretation of or announcement (whether written or oral) by the Company or any of its Affiliates of any amendment to, or material change in employee participation or coverage under, any Company Employee Plan or Company Benefit Arrangement.

                  (g) The execution of, and the performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan or Company Benefit Arrangement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, director or consultant of the Company, or result in the triggering or imposition of any restrictions or limitations on the right of UCU or the Company to amend or terminate any Company Employee Plans and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company that, individually or in the aggregate, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code. The Company does not maintain, contribute to, or have any liability or obligation with respect to any plan, program or arrangement providing post retirement or post employment health or welfare benefits, other than as required by Part 6 of Title I of ERISA or Section 4980B of the Code. With respect to any Company Employee Plan that is an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), including any such plan covering former employees of the Company, the Company has reserved the right to amend or terminate the plan at any time without liability with respect to claims incurred after the date of such amendment or termination, and to the knowledge of Company, any such plan may be amended or terminated at any time without liability with respect to claims incurred after the date of such amendment or termination.

                  (h) There are no written actions, lawsuits or claims by or on behalf of any of the Company Employee Plans or Company Benefit Arrangements, by any employee or beneficiary covered under any such Company Employee Plan or Company Benefit Arrangement with respect to such Company Employee Plan or Company Benefit Arrangement, or otherwise involving any Company Employee Plan or Company Benefit Arrangement (other than routine claims for benefits and routine expenses) pending or threatened which could subject the Company, any officer or director, or any employee of the Company to any liability that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

                  (i) No work stoppage, labor strike or slowdown against the Company is pending or, to the knowledge of the Company, threatened and the Company is not involved in or, to the knowledge of the Company, threatened with any labor dispute or grievance which, individually or in the aggregate, has had or would be reasonably expected to have a Company Material Adverse Effect. To the knowledge of the Company there is no organizing effort or representation question at issue with respect to any employee of the Company. No collective bargaining agreement to which the Company is or may be a party is currently under negotiation or renegotiation and no existing collective bargaining agreement is due for expiration, renewal or renegotiation within the one year period after the date hereof; provided, that the Collective Bargaining Agreements dated November 1, 1996 with Local Union No. 1474 of the International Brotherhood of Electrical Workers ("IBEW") is scheduled to expire on October 31, 1999, and UCU agrees between the date of this Agreement and the Effective Time the Company may, at its sole option, negotiate and execute a new collective bargaining agreement with IBEW on terms and conditions which shall be determined by the Company in its sole discretion.

         Section 3.15. Transactions with Affiliates. Since the date of the Company's last proxy statement prior to the date of this Agreement, there have been no transactions, agreements, arrangements or understandings between the Company, on the one hand, and the Company's Affiliates or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act. For purposes of this Agreement, "Affiliate", when used with respect to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in the definition of "Affiliate," the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         Section 3.16. Information Supplied. The information to be supplied by the Company for inclusion in the registration statement on Form S-4 or any amendment or supplement thereto pursuant to which shares of UCU Common Stock issuable in the Merger will be registered with the SEC (the "Registration Statement") shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information to be supplied by the Company for inclusion in the proxy statement/prospectus or any amendment or supplement thereto (the "Proxy Statement") to be sent to the stockholders of the Company in connection with their meeting to consider this Agreement and the Merger (the "Company Stockholders' Meeting") shall not, on the date the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 3.17. Opinion of Financial Advisor. The financial advisor of the Company, Salomon Smith Barney Inc., has delivered to the Company a written opinion dated the date of this Agreement to the effect that, as of the date hereof, the Merger Consideration to be received in the Merger is fair from a financial point of view to the common stockholders of the Company. The Company has delivered to UCU a copy of such opinion.

         Section 3.18. Finders' Fees. Other than Salomon Smith Barney Inc., no investment banker, broker, finder, other intermediary or other Person is entitled to any investment banking, broker's, finder's or similar fee or commission from the Company upon consummation of the transactions contemplated by this Agreement.

         Section 3.19. Takeover Statutes. The Company has opted out of the provisions of Sections 17-1286 through 17-1298 of the KGCC and such provisions shall not apply to control share acquisitions of the Company's capital stock. To the best of the Company's knowledge, no other "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States (each, a "Takeover Statute") applicable to the Company is applicable to the Merger or the other transactions contemplated hereby.

         Section 3.20. Rights Agreement. The Company shall take all necessary action with respect to the Rights Agreement to (i) render the Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement and (ii) provide that UCU shall not be deemed an Acquiring Person (as defined in the Rights Agreement), the Distribution Date (as defined in the Rights Agreement) shall not be deemed to occur and the rights issuable pursuant to the Rights Agreement (the "Rights") will not separate from the shares of Company Common Stock, as a result of entering into this Agreement or consummating the Merger and the other transactions contemplated hereby, and, thereafter, unless this Agreement shall be terminated in accordance with Section 8.01, the Company shall take no action to negate or nullify the foregoing.

         Section 3.21. Year 2000. The Company has initiated a review and assessment of the Year 2000 Problem (as defined below), has developed a plan for addressing the Year 2000 Problem on a timely basis and has to date implemented such plan, except where the Company's failure to do so is not reasonably likely to have a Company Material Adverse Effect. Except as would not reasonably be expected to have a Company Material Adverse Effect, to the knowledge of the Company none of the assets or equipment owned or utilized by the Company will fail to perform because of, or due in any way to, a Year 2000 Problem. To the knowledge of the Company, no vendor, supplier or customer of the Company will experience a Year 2000 Problem that, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect. The term "Year 2000 Problem" means the material inability of any hardware, software or process to recognize and correctly calculate dates on and after January 1, 2000, or the failure of computer systems, products or services to perform any of their intended functions in a proper manner in connection with data containing any date on or after January 1, 2000.

         Section 3.22. Insurance. The Company is, and has been continuously since January 1, 1995, self-insured or insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business as conducted by the Company during such time period. The Company has not received any notice of cancellation or termination with respect to any insurance policy of the Company. All material insurance policies of the Company are valid and enforceable policies.

         Section 3.23 No Dissenters' Rights. The holders of Company Common Stock are not entitled to appraisal rights under the KGCC or under the Articles of Incorporation of the Company unless a Proration Event occurs.

         Section 3.24 Ownership of UCU Common Stock. The Company does not "beneficially own" (as such term is defined in Rule 13d-3 under the Exchange
Act) any shares of UCU Common Stock.

         Section 3.25 Definition of "Knowledge". Wherever in this Agreement the phrases "to the knokwledge" of the Company, "to the Company's knowledge", or similar phrases appear, "knowledge" shall mean the actual knowledge of the senior management of the Company.

                                   ARTICLE IV
                      Representations and Warranties of UCU

         UCU represents and warrants to the Company that the statements contained in this Article IV are true and correct, except as set forth in the disclosure schedule delivered by UCU to the Company prior to the execution of this Agreement (the "UCU Disclosure Schedule") or as otherwise expressly permitted by this Agreement. For purposes of this Agreement, "UCU Material Adverse Effect" means a material adverse effect (i) on the business, properties, assets, liabilities (contingent or otherwise), financial condition, results of operations or prospects of UCU and its Subsidiaries, taken as a whole, or (ii) on the ability of UCU to perform its obligations under or to consummate the transactions contemplated by this Agreement.

         Section 4.01. Organization and Power; Regulation as a Public Utility.
(a) Each of UCU and its Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the requisite corporate or other power and authority and governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be in good standing or have such power, authority or approvals would not, individually or in the aggregate, be reasonably expected to have a UCU

Material Adverse Effect. Each of UCU and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, be reasonably expected to have a UCU Material Adverse Effect. True, accurate and complete copies of the certificate of incorporation and bylaws of UCU, as in effect on the date hereof, have been delivered to the Company.

                  (b) Neither UCU nor any of its Subsidiaries is a "holding company," a "subsidiary company" or an "affiliate" of any public utility holding company within the meaning of Section 2(a)(7), 2(a)(8) or 2(a)(11) of PUHCA, respectively. UCU and/or its Subsidiaries are regulated as a public utility in the States of Colorado, Iowa, Kansas, Michigan, Minnesota, Missouri, Nebraska, South Dakota and West Virginia (in each of which only UCU is so regulated) and in no other state, the province of British Columbia, Canada, and in no other province of Canada, and the countries of New Zealand and Australia and in no other country.

         Section 4.02. Corporate Authorization. The Board of Directors of UCU has (a) determined that the Merger is fair and in the best interests of UCU and its stockholders and (b) approved and adopted this Agreement. The execution and delivery by UCU of this Agreement, and the consummation by UCU of the transactions contemplated hereby, are within the corporate powers of UCU and have been duly authorized by all necessary corporate action. No approval by UCU stockholders is necessary to approve and adopt this Agreement and the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by UCU and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes a valid and binding agreement of UCU, enforceable against UCU in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether in a proceeding at equity or at law). The shares of UCU Common Stock issued pursuant to the Merger, when issued in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

         Section 4.03. Governmental Authorization. The execution and delivery by UCU of this Agreement, and the consummation by UCU of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of a certificate of merger with respect to the Merger with the Kansas Secretary of State, a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which UCU is qualified to do business; (ii) compliance with any applicable requirements of the FERC and requirements of the utility regulatory commissions of the states of Missouri, Kansas, Colorado, Iowa, Michigan, Minnesota, Nebraska, South Dakota and West Virginia (the "UCU Required Statutory Approvals"); (iii) compliance with any applicable requirements of the HSR Act; (iv) compliance with any applicable requirements of the Securities Act; (v) compliance with any applicable requirements of the Exchange Act; (vi) compliance with any other applicable securities laws; (vii) compliance with any environmental, health or safety law or regulation requiring any notification, disclosure or approval in connection with the Merger; (viii) actions or filings which, if not taken or made, would not, individually or in the aggregate, be reasonably expected to have a UCU Material Adverse Effect; and (ix) filings and notices not required to be made or given until after the Effective Time.

         Section 4.04. Non-Contravention. The execution and delivery of this Agreement by UCU does not, and the consummation of the transactions contemplated hereby will not, subject to the consents, approvals, orders, authorizations, filings and registrations contemplated by Sections 4.02 and 4.03, (i) conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of UCU, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which UCU or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to UCU or any of its Subsidiaries or any of their respective properties or assets, except in the case of clauses (ii) and (iii) for any such violations, breaches, defaults, terminations, cancellations or accelerations which would not, individually or in the aggregate, be reasonably expected to have a UCU Material Adverse Effect.

         Section 4.05. Capitalization. (a) As of the date hereof, the authorized capital stock of UCU consists of 200,000,000 shares of UCU Common Stock, 20,000,000 shares of Class A Common Stock, par value $1.00 per share ("UCU Class A Stock") and 10,000,000 shares of Preference Stock, without par value ("UCU Preference Stock"). As of March 31, 1999, (i) 92,015,496 shares of UCU Common Stock were issued and outstanding, (ii) 1,590,489 shares of UCU Common Stock were held in the treasury of UCU or by Subsidiaries of UCU, (iii) 9,783,779 shares of UCU Common Stock were reserved for issuance pursuant to the UCU employee plans and the UCU benefit arrangements, (iv) no shares of UCU Class A Stock were issued and outstanding and (v) no shares of UCU Preference Stock were issued and outstanding. Since such date, UCU has not issued any UCU Class A Stock. All outstanding shares of UCU Common Stock are, and all shares of UCU Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be, duly authorized, validly issued, fully paid and nonassessable, and not subject to any preemptive rights. There are no obligations, contingent or otherwise, of UCU or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of UCU Common Stock.

                  (b) Except as set forth in Section 4.05(a), there are no equity securities of any class of UCU, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 4.05(a), there are no options, warrants, securities, calls, rights, commitments or agreements of any character to which UCU or any of its Subsidiaries is a party or by which any of them are bound obligating UCU or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of UCU or obligating UCU or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no voting trusts or other agreements or understandings with respect to the shares of capital stock of UCU to which UCU is a party.

          Section 4.06. Reports and Financial Statements. (a) UCU has filed all required reports, schedules, forms, statements and other documents with the SEC since December 31, 1993 (the "UCU SEC Reports").

                  (b) As of its filing date, each UCU SEC Report filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later filed UCU SEC Report.

                  (c) Each UCU SEC Report that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act as of the date such registration statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later filed UCU SEC Report.

                  (d) The consolidated financial statements (including, in each case, any related notes) contained in the UCU SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted for presentation in Quarterly Reports on Form 10-Q), and fairly presented in all material respects (subject in the case of unaudited statements to normal, recurring audit adjustments) the consolidated financial position of UCU and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the respective periods indicated. The audited balance sheet of UCU as of December 31, 1998 is referred to herein as the "UCU Balance Sheet".

                  (e) Since December 31, 1993, UCU and each of its Subsidiaries has made all required filings with the FERC and any appropriate public utilities commission, except for such filings the failure to make which would not, individually or in the aggregate, be reasonably expected to have a UCU Material Adverse Effect.

          Section 4.07. No Undisclosed Liabilities. UCU and its Subsidiaries do not have any liabilities or obligations of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

         (a) liabilities or obligations which would not, individually or in the aggregate, be reasonably expected to have a UCU Material Adverse Effect;

         (b) liabilities or obligations disclosed or provided for in the UCU Balance Sheet or in the notes thereto or in the UCU SEC Reports filed prior to the date hereof;

         (c) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated by this Agreement; or

         (d) liabilities or obligations incurred since December 31, 1998 in the ordinary course of business consistent with past practices.

          Section 4.08. Litigation. Except as disclosed in the UCU SEC Reports filed prior to the date hereof:

         (a) There is no action, suit, investigation or proceeding pending against, or to the knowledge of UCU, threatened against or affecting, UCU or any of its Subsidiaries or any of their respective properties before any Governmental Authority or arbitrator which, individually or in the aggregate, would be reasonably expected to have a UCU Material Adverse Effect.

         (b) There is no judgment, decree, injunction, or order of any Governmental Authority or arbitrator applicable to UCU or any of its Subsidiaries which, individually or in the aggregate, would be reasonably expected to have a UCU Material Adverse Effect.

         Section 4.09. Absence of Certain Changes or Events. Since the date of the UCU Balance Sheet, except as permitted by or as disclosed in this Agreement or the UCU SEC Reports filed prior to the date hereof, UCU and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, (a) there has not been any UCU Material Adverse Effect or any event or development (including in connection with the Merger) that would, individually or in the aggregate, reasonably be expected to have a UCU Material Adverse Effect, (b) there has not been any event that would, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance of this Agreement by UCU, or (c) UCU has not consummated or agreed to consummate any merger or any material acquisition or joint venture.

          Section 4.10. Compliance with Laws; No Default. Except as disclosed in the UCU SEC Reports filed prior to the date hereof:

         (a) (i) Neither UCU nor any of its Subsidiaries is in violation of or has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree, order, writ, injunction, permit or license of any Governmental Authority or arbitrator applicable to its business or operations, except for violations and failures to comply that would not, individually or in the aggregate, be reasonably expected to result in a UCU Material Adverse Effect and (ii) to UCU's knowledge, UCU and its Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents, approvals and exemptions necessary to conduct their businesses as presently conducted and which are material to the operation of such businesses.

         (b) Each material agreement, contract or commitment to which UCU is a party or by which UCU is bound or to which its properties are subject ("UCU Contracts") is a valid, binding and enforceable obligation of UCU and in full force and effect (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether in a proceeding at equity or at law), except where the failure to be valid, binding and enforceable and in full force and effect would not, individually or in the aggregate, be reasonably expected to have a UCU Material Adverse Effect. UCU is not in default or violation of any term, condition or provisions of (i) its certificate of incorporation or bylaws or
(ii) any UCU Contract, except in the case of clause (ii) for any defaults or violations that would not, individually or in the aggregate, be reasonably expected to have a UCU Material Adverse Effect.

         Section 4.11. Taxes. (a) UCU has timely filed (or has had timely filed on its behalf) or will file or cause to be timely filed, all material Tax Returns required by applicable law to be filed by it prior to or as of the Effective Time, and all such material Tax Returns are, or will be at the time of filing, complete in all material respects.

                  (b) UCU has paid (or has had paid on its behalf) or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) or will establish or cause to be established in accordance with generally accepted accounting principles on or before the Effective Time an adequate accrual for the payment of, all material Taxes due with respect to any period ending prior to or as of the Effective Time.

                  (c) There are no (i) outstanding consents extending the statute of limitations for the assessment of any Taxes of UCU, or (ii) proposals, assertions or assessments against UCU for deficiencies for any Taxes that have not been satisfied or resolved.

                  (d) There are no material Tax claims pending against UCU and UCU does not know of any threatened claim for material Tax deficiencies or any basis for such claims, no material issues have been raised in writing in any examination by any taxing authority with respect to UCU which, by application of similar principles, reasonably could be expected to result in a material proposed deficiency for any other period not so examined, and there is not now in force any waiver or agreement by UCU for the extension of time for the assessment of any material Tax, nor has any such waiver or agreement been requested in writing by any taxing authority. The Company has no liability with respect to any material United States federal, state, local, foreign or other Taxes of any corporation or entity other than UCU and its Subsidiaries.

                  (e) Neither UCU nor any of its other Affiliates, has taken any action, agreed to take any action, or failed to take any action, or has knowledge of any fact or circumstance that (without regard to any action taken or agreed to be taken by the Company or any of its Affiliates) could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

                  (f) UCU has not made during the last 3 years, nor will make prior to the Effective Time, an election to have a stock purchase treated as an asset purchase under Section 338 of the Code.

                  (g) UCU has not filed with the IRS, and will not file with the IRS prior to the Effective Time, a statement consenting to the recognition of gain on the disposition of its "subsection (f) assets" under Section 341(f) of the Code.

                  (h) The Company has not made in the last 7 years, and will not make prior to the Effective Time, any changes in accounting method to which
Section 481(a) of the Code may apply.

         Section 4.12. Environmental Matters. Except as set forth in UCU's SEC Reports filed prior to the date hereof and except for such as would not, individually, or in the aggregate, reasonably be expected to have a UCU Material Adverse Effect:

         (a) UCU and, to UCU's knowledge, each of its Subsidiaries is in material compliance with all applicable Environmental Laws (as defined in Section 3.13(b)(i)).

         (b) To UCU's knowledge, there are no liabilities or Environmental Claims (as defined in Section 3.13(b)(iv)) of or relating to UCU or its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to Environmental Laws.

         Section 4.13. Employee Benefits. (a) The UCU Disclosure Schedule contains a list identifying each "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to any provision of ERISA and is maintained, administered or contributed to by UCU and covers any employee or former employee of UCU or under which UCU has any liability (referred to collectively herein as the "UCU Employee Plans"). Copies of such plans and all amendments thereto have been made available to the Company. UCU and all UCU ERISA Affiliates have performed all obligations required to be performed by it with respect to each UCU Employee Plan, and each UCU Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code, which are applicable to such UCU Employee Plan, excluding any instances of non-performance or non-compliance that would not, individually or in the aggregate, be reasonably expected to have a UCU Material Adverse Effect. For purposes of this Section, the term "UCU ERISA Affiliate" means any other Person which, together with the Company, would be treated as a single employer under Section 414 of the Code.

                  (b) As of the last day of the most recent plan year, the value of the assets of each UCU Employee Plan that is subject to Title IV of ERISA equaled or exceeded the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) of each such UCU Employee Plan, using the UCU Employee Plan assumptions for funding purposes in effect for such plan year.

                  (c) The UCU Disclosure Schedule contains a list of each employment, severance or other similar contract, arrangement or policy and each material plan or arrangement (whether written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which is not a UCU Employee Plan, is entered into, maintained or contributed to, as the case may be, by UCU and covers any employee or former employee of UCU (referred to collectively herein as the "UCU Benefit Arrangements"). Copies of such plans and all amendments thereto have been made available to the Company. UCU and all UCU ERISA Affiliates have performed all obligations required to be performed by them with respect to each UCU Benefit Arrangement, and each UCU Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code that are applicable to such UCU Benefit Arrangement, excluding any instances of non-performance or non-compliance that would not, individually or in the aggregate, be reasonably expected to have a UCU Material Adverse Effect.

          Section 4.14. Dividends. It is the present intention of UCU's Board of Directors to maintain the dividends on UCU Common Stock at not less than its current annual dividend rate.

          Section 4.15. Transactions with Affiliates. Since the date of UCU's last proxy statement prior to the date of this Agreement, there have been no transactions, agreements, arrangements or understandings between UCU or its Subsidiaries, on the one hand, and UCU's Affiliates (other than wholly-owned Subsidiaries of UCU) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

          Section 4.16. Information Supplied. Except for information to be supplied by the Company as to which no representation is made, the Registration Statement will not, at the time it is declared effective or upon the filing of any post-effective amendment related thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information to be supplied by UCU for inclusion in the Proxy Statement to be sent to the stockholders of the Company in connection with the Company Stockholders' Meeting will not, on the date the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          Section 4.17. Finders' Fees. No investment banker, broker, finder, other intermediary or other Person is entitled to any investment banking, broker's, finder's or similar fee or commission from UCU or any of its Subsidiaries upon consummation of the transactions contemplated by this Agreement.

          Section 4.18. Takeover Statutes. The provisions of Section 203 of the DGCL do not apply to the Merger or the other transactions contemplated hereby. To the best of UCU's knowledge, no other Takeover Statute applicable to UCU or any of its Subsidiaries is applicable to the Merger or the other transactions contemplated hereby.

         Section 4.l9. Year 2000. UCU has initiated a review and assessment of the Year 2000 Problem with respect to itself and its Subsidiaries, has developed a plan for addressing the Year 2000 Problem on a timely basis and has to date implemented such plan, except where UCU's failure to do so is not reasonably likely to have a UCU Material Adverse Effect. Except as would not reasonably be expected to have a UCU Material Adverse Effect, to the knowledge of UCU, none of the assets or equipment owned or utilized by UCU or any of its Subsidiaries will fail to perform because of, or due in any way to, a Year 2000 Problem. To the knowledge of UCU, no vendor, supplier or customer of UCU or any of its Subsidiaries will experience a Year 2000 Problem that, individually or in the aggregate, could reasonably be expected to have a UCU Material Adverse Effect.

         Section 4.20. Ownership of Company Common Stock. UCU does not "beneficially own" (as such term is defined in Rule 13d-3 under the Exchange
Act) any shares of Company Common Stock.

         Section 4.21. Definition of "Knowledge". Wherever in this Agreement the phrases "to the knowledge" of UCU, "to UCU's knowledge", or similar phrases appear, "knowledge" shall mean the actual knowledge of the senior management of UCU.


                                    ARTICLE V
                               Conduct of Business

         Section 5.01. Conduct of the Company. The Company agrees that from the date hereof until the Effective Time, (i) except as set forth in the Company Disclosure Schedule or as otherwise expressly permitted by this Agreement, (ii) except with the prior written consent of UCU (which consent shall not be unreasonably withheld), or (iii) except as described in the Company's 1998 Form 10-K, the Company and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and material relationships with third parties and to keep available the services of their present officers and employees (subject to ordinary and customary retirements). Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as set forth in the Company Disclosure Schedule, the Company's 1998 Form 10-K or as expressly permitted by this Agreement, without the prior written consent of UCU (which consent shall not be unreasonably withheld), the Company will not:

                  (a) adopt or propose any change in its articles of incorporation or bylaws without 30 days prior written notice to UCU, or adopt or propose any such change that would be materially adverse in any way to UCU or its stockholders;

                  (b) amend any term of any outstanding equity security of the Company;

                  (c)      merge or consolidate with any other Person;

                  (d) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, (i) any shares of capital stock of the Company, or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, or any other ownership interest of the Company or (ii) except in the ordinary course of business and in a manner consistent with past practice, any property or assets (including, without limitation, by merger, consolidation, spin-off or other dispositions of stock or assets) of the Company, except in the case of either clause (i) or (ii) (A) the issuance of Company Common Stock to current or former officers, directors and employees of the Company pursuant to the Company Stock Plans upon the exercise by such officers, directors and employees of Company Stock Options, set forth and identified in Section 3.05 of the Company Disclosure Schedule or awarded in accordance with clause (B) and the vesting of Company Restricted Stock Awards set forth and identified in Section 3.05 of the Company Disclosure Schedule or awarded in accordance with clause (B), (B) the award of stock options or Company Restricted Stock Awards to employees and directors, in each case under existing Company Stock Plans in the ordinary course of business consistent with past practice or in connection with promotions or new employee hires in the ordinary course of business and consistent with past practice, provided that such awards shall not exceed, in the aggregate, the amounts set forth on Section 5.01(d) of the Company Disclosure Statement, (C) the issuance of Company Common Stock pursuant to the DRIP in the ordinary course of business and consistent with past practice, (D) the issuance of Company Common Stock pursuant to the terms of the Company's Stock Unit Plan for Directors, and (E) pursuant to contracts or agreements in force at the date of this Agreement, but in the case of (E) only to the extent set forth in Section 5.01(d) of the Company Disclosure Statement.

                  (e) create or incur any material Lien on any material asset other than in the ordinary course of business and consistent with past practice;

                  (f) make any material loan, advance or capital contributions to or investments in any Person;

                  (g) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock except for (i) dividends paid on each series of Company Preferred Stock at the rates provided for by their terms, (ii) regular quarterly cash dividends of not more than $.32 per share on the Company Common Stock, and
(iii) a special dividend payment to be paid, if necessary, in accordance with the agreements in Section 6.20, or enter into any agreement with respect to the voting of its capital stock;

                  (h) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, except for (i) purchases made in connection with the Company's DRIP, and (ii) redemption of Company Preferred Stock pursuant to the provisions of Section 2.03(b);

                  (i) (i) acquire (including, without limitation, by merger, consolidation, spin-off or acquisition of stock or material assets) any interest in any Person or any division thereof or any material assets, other than acquisitions of assets in the ordinary course of the Company's regulated utility business and consistent with past practice, (ii) incur any material indebtedness for borrowed money or guarantee any indebtedness of another Person, or issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company, except for indebtedness for borrowed money incurred in the ordinary course of the Company's regulated utility business and consistent with past practice or to refinance obligations of the Company at a lower cost of money, to refinance indebtedness in accordance with its terms or to redeem the Company Preferred Stock or in connection with transactions otherwise permitted under this Section 5.01, (iii) terminate, cancel, waive any material rights under or request any material change in, or agree to any material change in, any material Company Contract or, except in connection with transactions permitted under this Section 5.01(i), enter into any contract or agreement material to the business, results of operations or financial condition of the Company, taken as a whole, in either case other than in the ordinary course of the Company's regulated utility business and consistent with past practice, (iv) make or authorize capital expenditures during any fiscal year in excess of 110% of the aggregate amount budgeted by the Company for such fiscal year (together with any unused portion of the capital expenditure budget from the prior year if such unused portion is carried over) as disclosed to UCU by the Company for capital expenditures, except for unplanned capital expenditures due to emergency conditions, unanticipated catastrophic events, extreme weather, and unscheduled unit outages or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.01(i);

                  (j) make any material change with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or except as allowed by changes in generally accepted accounting principles;

                  (k) make any material Tax election or take any position on any Tax Return filed on or after the date of this Agreement or adopt any method therefor that is inconsistent with elections made, positions taken or methods used in preparing or filing similar Tax Returns in prior periods except as required by applicable law;

                  (l) except as may be required by the contractual commitments or corporate policies with respect to severance or termination pay in existence on the date hereof and described in Section 5.01(l) of the Company Disclosure Schedule, (i) increase the compensation payable or to become payable to its officers or employees (except for increases in the ordinary course of business and consistent with past practice in salaries or wages of officers or employees of the Company), (ii) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except as contemplated by this Agreement (including without limitation, Section 3.14 hereof) or to the extent required by applicable law or the terms of a collective bargaining agreement, (iii) increase the benefits payable under any existing severance or termination pay policies or employment or other agreements or (iv) take any affirmative action to accelerate the vesting of any stock based compensation;

                   (m) take any action that, individually or in the aggregate, would reasonably be expected to result in a material breach of this Agreement or knowingly make any representation and warranty of the Company hereunder untrue in any material respect at, or as of any time prior to, the Effective Time;

                  (n) other than the proposed sale of the assets associated with the water distribution business of the Company, enter into a new line of business or make any material change in the line of business in which it engages as of the date of this Agreement; or

                  (o) agree or commit to do any of the foregoing.

         Section 5.02. Conduct of UCU. UCU agrees that from the date hereof until the Effective Time, UCU will conduct its business consistent with past practice, and, without limiting the generality of the foregoing, from the date hereof to the Effective Time, except as set forth in Section 5.02 of the UCU Disclosure Schedule or as otherwise expressly permitted by this Agreement, or as set forth in the UCU SEC Reports filed prior to the date hereof, without the prior written consent of the Company (which consent shall not be unreasonably withheld), UCU will not:

          (a) adopt or propose any change in its certificate of incorporation or bylaws that would be materially adverse to the Company or its stockholders;

          (b)  issue any UCU Class A Stock;

          (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock (other than a dividend on UCU Common Stock payable in UCU Common Stock), property or otherwise, with respect to any of its capital stock (except for regular quarterly cash dividends on the UCU Common Stock) or enter into any agreement with respect to the voting of its capital stock;

          (d) reclassify, directly or indirectly, any of its UCU Common Stock or UCU Class A Stock;

          (e) make any material change with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or except as allowed by changes in generally accepted accounting principles;

          (f) take any action that, individually or in the aggregate, would reasonably be expected to result in a material breach of this Agreement or knowingly make any representation and warranty of UCU hereunder untrue in any material respect at, or as of any time prior to, the Effective Time;

          (g) take any action, or agree to take any action, that would result in the holders of Company Common Stock receiving anything other than (i) the Merger Consideration in exchange for their Company Common Stock, or (ii) the securities or other consideration that UCU Common Stock may be converted into prior to the Effective Time as though the Company Common Stock had been converted into UCU Common Stock prior to such action or agreement to act;

          (h) take any action, or agree to take any action that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the interests of holders of Company Common Stock unless (i) UCU shall have received a written fairness opinion of an investment banker of national reputation to the effect that such action is fair to the holders of UCU Common Stock and (ii) such action would not have an adverse effect on holders of Company Common Stock that would be disproportionately more adverse than the effect on holders of UCU Common Stock;

          (i) consummate repurchases of UCU Common Stock other than repurchases of UCU Common Stock made in the ordinary course of UCU's stock repurchase policy consistent with past practice, except that UCU may consummate other repurchases of UCU Common Stock so long as such repurchases combined with repurchases made in accordance with UCU's stock repurchase policy do not reduce the number of outstanding shares of UCU Common Stock below the number of shares outstanding on the date hereof; or

          (j)  agree or commit to do any of the foregoing.

         Section 5.03. Reorganization. During the period from the date of this Agreement through the Effective Time, unless the other parties hereto shall otherwise agree in writing, none of UCU (including its Subsidiaries) or the Company shall knowingly take or fail to take any action which action or failure would result in the failure of the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code or would cause any of the representations and warranties set forth in the Company Tax Certificate (as defined in Section 7.02(c)) or the UCU Tax Certificate (as defined in Section 7.02(c)) to be untrue or incorrect in any material respect.

         Section 5.04. Rate Matters. Other than currently pending rate filings, each of UCU and the Company shall discuss with the other any changes planned in the states of Missouri and Kansas in its regulated electricity rates or charges, standards of service or accounting from those in effect in those states on the date hereof and consult with the other prior to making any filing (or any amendment thereto), or effecting any agreement, commitment, arrangement or consent, whether written or oral, formal or informal, with respect thereto, and neither UCU nor the Company shall make any filing to change its rates on file with any public utility commission regulatory authority in such states or the FERC that would have a material adverse effect on the benefits associated with the Merger.

                                   ARTICLE VI
                              Additional Agreements

         Section 6.01. No Solicitation (a) The Company agrees that, from and after the date hereof, it shall not, nor shall it authorize or permit any officer, director or employee or any investment banker, attorney, accountant, agent or other advisor or representative of the Company (collectively, the "Representatives" of the Company) to, (i) solicit, initiate or knowingly encourage the submission of any Takeover Proposal (as defined below), (ii) enter into any agreement with respect to a Takeover Proposal or (iii) participate in any discussions or negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that if at any time prior to receipt of the Company Stockholders' Approval the Board of Directors of the Company determines in good faith, after consultation with outside counsel and financial advisors, that failing to take such action could reasonably be expected to be a breach of its fiduciary duties to the Company's stockholders under applicable law, and subject to providing 3 days prior written notice of its decision to take such action to UCU, the Company may, in response to a Takeover Proposal made after the date of this Agreement which was not solicited by it or its Representatives and which did not otherwise result from a breach of this Section 6.01 (x) furnish information with respect to the Company to any person pursuant to a customary confidentiality agreement (as determined by the Company after consultation with outside counsel) and (y) participate in discussions, investigations and/or negotiations regarding such Takeover Proposal. For all purposes of this Agreement, "Takeover Proposal" means any proposal or offer to acquire, directly or indirectly, in one transaction or a series of related transactions, 20% or more of the shares of Company Common Stock outstanding (whether, in either case, by purchase, merger, consolidation, share exchange, business combination or other similar transaction) or 20% or more of the assets of the Company, other than the Merger or the transactions contemplated by Section 6.01(a) of the Company Disclosure Schedule. The Company immediately upon execution of this Agreement shall cease and cause to be terminated all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any Takeover Proposal, subject to the Company's rights pursuant to this Section 6.01.

                  (b) The Board of Directors of the Company shall promptly recommend the adoption and approval of this Agreement and the Merger in accordance with Section 6.03, and, except as set forth in this Section 6.01, neither the Board of Directors of the Company nor any committee thereof shall
(i) withdraw or modify, or propose publicly to withdraw or modify, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement; (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Takeover Proposal. Notwithstanding the foregoing, if at any time prior to receipt of the Company Stockholders' Approval the Board of Directors of the Company determines in good faith, after consultation with outside counsel and financial advisors, that it has received a Takeover Proposal that constitutes a Superior Proposal and that failure to terminate this Agreement and accept such Superior Proposal could reasonably be expected to be a breach of its fiduciary duties to the Company's stockholders under applicable law the Board of Directors of the Company may (x) withdraw or modify its approval or recommendation of the Merger and this Agreement, (y) approve or recommend a Superior Proposal or (z) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause the Company to enter into an Acquisition Agreement with respect to any Superior Proposal), but in each case only at a time prior to receipt of the Company Stockholders' Approval and only at a time that is after the third business day following receipt of written notice advising UCU that the Board of Directors of the Company has received a Takeover Proposal that constitutes a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. For all purposes of this Agreement, "Superior Proposal" means a bona fide proposal made by a third party not affiliated with the Company to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares of Company Common Stock then outstanding (whether pursuant to a tender or exchange offer, a merger, a share exchange or other business combination) or all or substantially all of the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in good faith (based on the written advice of an independent financial advisor, which may include Salomon Smith Barney, Inc.) to be more favorable to the Company and its stockholders than the Merger (taking into account any changes to the financial and other contractual terms of this Agreement proposed by UCU in response to such proposal and all other relevant financial and strategic considerations, including, but not limited to, relevant legal, financial, regulatory and other aspects of the proposal, the third party making such proposal, the conditions and prospects for completion of such proposal, the strategic direction and benefits sought by the Company and any changes to this Agreement proposed by UCU in response to such proposal).

         (c) Nothing contained in this Section 6.01 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, such disclosure is required under applicable law; provided, that no such position shall be taken or disclosed in a manner that is inconsistent with the recommendation in favor of approval and adoption of this Agreement and the Merger unless permitted by the provisions of Sections 6.01(a) and 6.01(b).

         Section 6.02. Proxy Statement; Registration Statement. (a) As promptly as practicable after the execution of this Agreement, UCU and the Company shall cooperate in preparing and filing with the SEC the Proxy Statement and the Registration Statement (in which the Proxy Statement will be included). UCU and the Company shall use their reasonable best efforts to cause the Registration Statement to become effective under the Securities Act as soon after such filing as practicable and UCU shall also take such action as may be reasonably required to cause the shares of UCU Common Stock issuable in connection with the Merger to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws. Each of the Company and UCU shall furnish all information concerning itself that is required or customary for inclusion in the Proxy Statement and the Registration Statement. No representation, covenant or agreement contained in this Agreement is made by the Company or UCU with respect to information supplied by the other for inclusion in the Proxy Statement or the Registration Statement. The Company and UCU shall take such actions as may be reasonably required to cause the Proxy Statement and the Registration Statement to comply as to form in all material respects with the Securities Act and the Exchange Act. The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of approval and adoption of this Agreement and the Merger, except to the extent the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement and the Merger as permitted by Section 6.01(b). The Company shall use reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders, as promptly as practicable after the Registration Statement becomes effective.

                  (b) UCU and the Company shall make all necessary filings with respect to the Merger and the transactions contemplated thereby under the Securities Act and the Exchange Act and applicable state blue sky laws and the rules and regulations thereunder. No filing of, or amendment or supplement to, the Registration Statement or the Proxy Statement will be made by UCU or the Company without providing the other party the opportunity to review and comment thereon. UCU or the Company will advise the other party, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the UCU Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to UCU or the Company, or any of their respective affiliates, officers or directors, should be discovered by UCU or the Company which should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of UCU and the Company.

         (c) The Company shall use best efforts to cause to be delivered to the Company and UCU a letter of PricewaterhouseCoopers LLP dated a date within two
(2) business days before the effective date of the Registration Statement and addressed to the Company and UCU, in form and substance reasonably satisfactory to the Company and UCU and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Proxy Statement and Registration Statement.

         (d) UCU shall use best efforts to cause to be delivered to the Company and UCU a letter of Arthur Andersen LLP dated a date within two (2) business days before the effective date of the Registration Statement and addressed to UCU and the Company, in form and substance reasonably satisfactory to UCU and the Company and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Proxy Statement and Registration Statement.

         (e) It shall be a condition to the mailing of the Proxy Statement to the stockholders of the Company that the Company shall have received an opinion from Salomon Smith Barney Inc., dated the date of the Proxy Statement, to the effect that, as of the date thereof, the Merger Consideration is fair to the holders of Company Common Stock.

         Section 6.03. Stockholders' Meeting. Except to the extent that the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement and the Merger as permitted by Section 6.01(b), the Company shall take all steps reasonably necessary to duly call, give notice of, convene and hold the Company Stockholders' Meeting, will recommend to its stockholders adoption and approval of this Agreement and the Merger, will use reasonable best efforts to hold the Company Stockholders' Meeting as soon as practicable after the date hereof and will use reasonable best efforts to solicit from its stockholders proxies in favor of this Agreement and the Merger.

         Section 6.04. Access to Information. Upon reasonable notice and subject to applicable law and other legal obligations, each of the Company and UCU shall afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of the Company and UCU shall furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Any such information furnished pursuant to this
Section 6.04 shall be subject to the Confidentiality Agreement dated as of October 26, 1998, between UCU and the Company (the "Confidentiality Agreement") which shall continue in full force and effect until the Effective Time. No information or knowledge obtained in any investigation pursuant to this Section
6.04 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

          Section 6.05. Notices of Certain Events. (a) UCU and the Company shall promptly notify each other of:

         (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

         (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement.

                  (b) the Company shall promptly notify UCU of any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.08 or which relate to the consummation of the transactions contemplated by this Agreement.

                  (c) UCU shall (i) promptly notify the Company of any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting UCU or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.08 or which relate to the consummation of the transactions contemplated by this Agreement and (ii) use its reasonable efforts to inform the Company of the consummation of, or agreement to consummate, any merger or any material acquisition or joint venture to the extent UCU is permitted to so notify the Company unless such merger, acquisition or joint venture shall have been included in a UCU SEC Report or otherwise publicly disclosed.

         Section 6.06. Appropriate Action; Consents; Filings. (a) Subject to the terms and conditions of this Agreement UCU and the Company shall use their reasonable best efforts to (A) take, or cause to be taken, all reasonable actions, and do, or cause to be done, all reasonable things, necessary, proper or advisable under applicable laws to consummate the Merger and the other transactions contemplated by this Agreement as promptly as practicable, or (B) obtain from any Governmental Authority any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by UCU and the Company in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, and (C) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under applicable public utility laws and regulations, the Securities Act, the Exchange Act and any other applicable law;

                  (b) UCU and the Company shall give any notices to third parties, and use reasonable best efforts to obtain any third party consents (A) necessary, proper or advisable in order to consummate the transactions contemplated by this Agreement or (B) required, individually or in the aggregate, to prevent a UCU Material Adverse Effect or a Company Material Adverse Effect from occurring prior to or after the Effective Time.

         Section 6.07. Public Disclosure. UCU and the Company shall cooperate with each other in the development of and consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement or the transactions contemplated hereby and shall not issue any such press release without the consent of the other party (which consent shall not be unreasonably withheld or delayed), except as may be required by law, court process or by stock exchange rules.

         Section 6.08. Reorganization. UCU and the Company shall each use its reasonable best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code, and UCU and the Company shall use their reasonable best efforts to obtain the opinion of their respective counsel referred to in Sections 7.02(c) and 7.03(c).

         Section 6.09. Affiliates. Within a reasonable time, but not less than 30 days, before the Closing Date, the Company will provide UCU with a list of those Persons who as of the Closing Date will be, in the Company's reasonable judgment, "affiliates" of the Company within the meaning of Rule 145 under the Securities Act or under any applicable accounting rules ("Rule 145 Affiliates"). The Company shall use its reasonable best efforts to deliver or cause to be delivered to UCU on or prior to the Closing Date from each of the Rule 145 Affiliates, an executed letter agreement, in a form reasonably acceptable to UCU and the Company.

         Section 6.10. Listing of Stock. UCU shall use its reasonable best efforts to cause the shares of UCU Common Stock to be issued in the Merger to be approved for listing on the NYSE on or prior to the Closing Date, subject to official notice of issuance.

         Section 6.11. Indemnification of Directors and Officers. (a) To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of the Company with respect to their activities as such prior to the Effective Time, as provided in its articles of incorporation and by-laws in effect on the date thereof, or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

                  (b) To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted by applicable law, indemnify and hold harmless, each present and former director, officer, employee or agent of the Company (collectively, the "Indemnified Parties") against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as a director, officer, employee or agent (including serving on the board of directors or similar governing body of a third party at the request of, or as a designated director) of the Company, in each case occurring before the Effective Time (including the transactions contemplated by this Agreement); provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). In the event of any such costs, expenses, judgments, fines, losses, claims, damages, liabilities or settlement amounts (whether or not arising before the Effective Time), (x) the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Corporation, promptly after statements therefor are received, and otherwise advance to the Indemnified Parties upon request reimbursement of documented expenses reasonably incurred, in either case, to the extent not prohibited by the applicable law and
(y) the Surviving Corporation shall cooperate in the defense of any such matter. The Indemnified Parties as a group may retain only one law firm (other than local counsel) with respect to each related matter except to the extent there is, in the sole opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties, in which case each Indemnified Party with a conflicting position on such significant issue shall be entitled to separate counsel reasonably satisfactory to the Surviving Corporation. In the event any Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Surviving Corporation shall reimburse such Indemnified Party for all of its reasonable expenses in bringing and pursuing such action.

                  (c) For a period of six (6) years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the policies of directors' and officers' liability insurance policy maintained by the Company; provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are substantially equivalent with respect to matters occurring prior to the Effective Time and provided further that if the existing D&O Insurance expires or is canceled during such period, the Surviving Corporation shall use its reasonable best efforts to obtain substantially similar liability insurance with respect to matters occurring at or prior to the Effective Time to the extent such liability insurance can be maintained annually at a cost to the Surviving Corporation not greater than 200% of the annual aggregate premiums currently paid by the Company for such insurance, and provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall maintain or obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of the Surviving Corporation, for a cost not exceeding such amount.

                  (d) In the Event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 6.11. This
Section 6.11 is intended to benefit (and shall be enforceable by) the Indemnified Parties and their respective heirs, executors and personal representatives.

         Section 6.12. Company Stock Options and Restricted Stock Awards; Acknowledgment with Respect to Company Stock Plans. (a) At the Effective Time, all rights with respect to outstanding options, to purchase or other rights to acquire shares of Company Common Stock (the "Company Stock Options") granted under any plan or arrangement providing for the grant of options, restricted stock awards, stock units or other rights to acquire stock to current or former officers, directors, employees or consultants of the Company (the "Company Stock Plans"), whether or not then exercisable, shall be converted into and become rights with respect to UCU Common Stock, and UCU shall assume each Company Stock Option in accordance with the terms of the Company Stock Plan under which it was issued and any stock option or similar agreement by which it is evidenced. From and after the Effective Time, (i) each Company Stock Option assumed by UCU shall be exercised solely for shares of UCU Common Stock; (ii) the number of shares of UCU Common Stock subject to each Company Stock Option shall be equal to the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio and
(iii) the per share exercise price under each Company Stock Option shall be adjusted by dividing the per share exercise price under such Company Stock Option by the Exchange Ratio and rounding to the nearest cent (each, as so adjusted, an "Adjusted Option"); provided, that the terms of each Company Stock Option shall be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time; and, provided further, that the number of shares of UCU Common Stock that may be purchased upon exercise of any Adjusted Option shall not include any fractional share and, upon exercise of such Adjusted Option, a cash payment shall be made for any fractional share based upon the closing price of a share of UCU Common Stock on the NYSE on the last trading day of the calendar month immediately preceding the date of exercise.

                  (b) The adjustments provided herein with respect to any Company Stock Options that are "incentive stock options" as defined in Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

                  (c) At the Effective Time, all restricted stock awards ("Company Restricted Stock Awards") granted by the Company under a Company Stock Plan, whether or not then vested, shall be converted into UCU Common Stock and shall thereafter be free of any and all restrictions (whether on transferability or otherwise). The number of shares of UCU Common Stock into which each Company Restricted Stock Award shall be converted shall be equal to the number of shares of Company Common Stock subject to such Company Restricted Stock Award immediately prior to the Effective Time multiplied by the Exchange Ratio; except that in lieu of any fractional share of UCU Common Stock resulting from such conversion, the holder of the Company Restricted Stock Award shall be entitled to cash (without interest) in an amount equal to such fractional part of a share of UCU Common Stock multiplied by the Average Trading Price.

                  (d) At the Effective Time, all stock units in respect of shares of Company Common Stock ("Company Stock Units") granted by the Company under the Company's Stock Unit Plan for Directors shall be converted into stock units in respect of shares of UCU Common Stock. The number of shares of UCU Common Stock covered by such stock units after the conversion shall be equal to the number of shares of Company Common Stock covered by the Company Stock Units immediately prior to the Effective Time multiplied by the Exchange Ratio, except that in lieu of any fractional share of UCU Common Stock resulting from such conversion, the holder of the Company Stock Units shall be entitled to cash (without interest) in an amount equal to such fractional part of a share of UCU Common Stock multiplied by the Average Trading Price.

                  (e) As soon as practicable following the Effective Time, UCU shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of UCU Common Stock equal to the number of shares subject to the Adjusted Options (or shall cause such Adjusted Options to be deemed options issued pursuant to a UCU stock option plan for which shares of UCU Common Stock have previously been registered pursuant to an appropriate registration form). Such registration statement shall be kept effective (and the current status of the initial offering prospectus or prospectuses required thereby shall be maintained) for at least as long as any Adjusted Options remain outstanding.

                  (f) Except as otherwise contemplated by this Section 6.12 and except to the extent required under the respective terms of the Company Stock Options or other applicable agreements, all restrictions or limitations on transfer with respect to Company Stock Options awarded under the Company Stock Plans, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption of such options by UCU as set forth above.

                  (g) UCU acknowledges that the consummation of the Merger will constitute a "change in control" as such term is defined in those Company Stock Plans listed on Schedule 6.12.

                  (h) With respect to those individuals who, subsequent to the Merger, shall be subject to the reporting requirements under Section 16(a) of the Exchange Act, the Surviving Corporation shall administer the Company Stock Plans, where applicable, in a manner that complies with Rule 16b-3 under the Exchange Act.

         Section 6.13. Benefits Continuation; Severance. (a) Comparable Benefits. For not less than eighteen months following the Effective Time, UCU shall provide, or shall cause its Subsidiaries to provide benefits that are, on a benefit-by-benefit basis, no less favorable than as provided under the Company Benefit Arrangements and the Company Employee Plans as in effect on the date hereof, for employees of the Company as of the Closing Date ("Affected Employees") and for former employees of the Company ("Former Employees"), and shall provide access to UCU's employee stock purchase plan as soon as permissible following the Closing Date under the law and such plan. Following the period described in the first sentence of this Section 6.13, UCU and its Subsidiaries shall provide, to the extent permitted by law, employee benefits to the Affected Employees that are no less favorable than those provided by UCU to other similarly situated employees of UCU. UCU shall comply with the terms of all the Company Employee Plans, Company Benefit Arrangements and other contractual commitments in effect immediately prior to the Effective Time between the Company and Affected Employees or Former Employees, subject to any reserved right to amend or terminate any Company Employee Plan, Company Benefit Arrangement or other severance or contractual obligation; provided, however, that no such amendment or termination may be inconsistent with UCU's obligations pursuant to the first two sentences of this Section 6.13. Without limiting the generality of the foregoing, UCU agrees to honor all obligations for severance pay and other severance benefits to Affected Employees according to their terms, subject to any reserved right to amend or terminate any Company Employee Plan, Company Benefit Arrangement or other severance or contractual obligation; provided, however, that no such amendment or termination may be inconsistent with UCU's obligations pursuant to the first two sentences of this Section 6.13. UCU shall honor all vacation, holiday, sickness and personal days accrued by Affected Employees and, to the extent applicable, Former Employees as of the Effective Time. Following the period described in the first sentence of this
Section 6.13, and for so long as UCU or any successor or Subsidiary maintains any health plan covering any active or former employee, UCU or its Subsidiaries will provide health and life benefits, (but no accidental death and dismemberment benefits) to existing retirees of the Company as of the Closing Date and Affected Employees who retire within eighteen months of the Closing Date (and who meet the eligibility requirements of the Company's retiree health and life plans) which are, in the aggregate, at least comparable to the benefits provided to similarly situated retirees of UCU or, if better, the benefits provided to active employees of UCU or any successor (except that coverage provided past the age of 65 shall be coordinated with Medicare in a manner similar to that currently in effect with respect to such Company retirees), and with UCU having the right, following the period described in the first sentence of this Section 6.13, to increase the portion of the premiums paid by such Company retirees by 15% per year until the portion of the premium paid by such Company retirees is comparable in percentage to the portion of the premium paid by similarly situated UCU retirees (except that the portion of the premium paid by such Company retirees past the age of 65 shall be increased in the same manner as the portion of the premium paid by such Company retirees younger than age 65); provided, however, that UCU may modify the cost sharing ratio and premium rates in accordance with the past practice of the Company. Former Employees and Affected Employees shall be offered the option to purchase UCU dental and vision plan coverage at premiums equal to those paid by retired and active UCU employees, respectively, during the first open enrollment period following the period described in the first sentence of this Section 6.13.

                  (b) Participation in Benefit Plans. Employees shall be given credit for all service with the Company (or service credited by the Company) under all employee benefit plans and arrangements currently maintained by UCU or any of its Subsidiaries (and, with respect to any employee benefit plan established by UCU or any of its Subsidiaries in the future to the extent that similarly situated employees of UCU are given credit for their service with UCU) in which they are or become participants for purposes of eligibility, vesting, benefit accrual, level of participation contribution, and for purposes of qualifying for early retirement or other benefits tied to periods of service, subject to an offset, if necessary, to avoid duplication of benefits, to the same extent as if rendered to UCU or any of its Subsidiaries. UCU shall waive or cause to be waived any preexisting condition limitation applicable to an Affected Employee other than any limitation already in effect with respect to such Affected Employee that has not been satisfied as of the Closing Date under the similar Company Employee Plan or Company Benefit Arrangement. UCU agrees to recognize (or cause to be recognized) the dollar amount of all expenses incurred by Affected Employees during the calendar year in which the Effective Time occurs for purposes of satisfying the calendar year deductibles and co-payment limitations for such year under the relevant benefit plans of UCU and its Subsidiaries. Following the period described in the first sentence of this subsection (b), UCU and its Subsidiaries shall provide, to the extent permitted by applicable law, employee benefits to the Affected Employees that are no less favorable than those provided by UCU to other similarly situated employees of UCU.

                  (c) No provision in this Section 6.13 shall be deemed to constitute an employment contract between the Surviving Corporation and any individual, or a waiver of the Surviving Corporation's right to discharge any employee at any time, with or without cause.

                   (d) Non-discrimination. Subject to applicable collective bargaining agreements, for a period of two years following the Effective Time, any reductions in workforce in respect of employees of the Surviving Corporation shall be made on a fair and equitable basis, in light of the circumstances and the objectives to be achieved without regard to whether employment was with the Company or UCU, and any employees whose employment is terminated or jobs are eliminated by the Surviving Corporation during such period shall be entitled to participate on a fair and equitable basis in any job opportunity employment placement programs offered by the Surviving Corporation. Any workforce reductions carried out following the Effective Time by the Surviving Corporation shall be done in accordance with all applicable collective bargaining agreements, and all laws and regulations governing the employment relationship thereof including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder, and any comparable state or local law.

         Section 6.14. Operation of Company's Business after Closing. UCU will conduct the Company's business to maintain the efficient and high quality service provided by the Company and to this end will consult with the Advisory Board designated pursuant to Section 1.04 on matters relating to the business in the Company's current service areas. UCU will continue an office in Joplin.

         Section 6.15. Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger, each of UCU and the Company shall take such actions as are necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger and such other transactions.

         Section 6.16. Disclosure Schedules. On or before the date of this Agreement, (i) the Company has delivered to UCU the Company Disclosure Schedule accompanied by a certificate signed by a duly authorized financial officer of the Company stating that the Company Disclosure Schedule is being delivered pursuant to this Section 6.16 and (ii) UCU has delivered to the Company the UCU Disclosure Schedule accompanied by a certificate signed by a duly authorized financial officer of UCU stating that the UCU Disclosure Schedule is being delivered pursuant to this Section 6.16. The Company Disclosure Schedule and the UCU Disclosure Schedule constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Company Disclosure Schedule or the UCU Disclosure Schedule. Any and all statements, representations, warranties or disclosures set forth in the Company Disclosure Schedule and the UCU Disclosure Schedule shall be deemed to have been made on and as of the date of this Agreement.

         Section 6.17. Charitable and Economic Development Support. The parties agree that provision of charitable contributions and community support in the service area of the Company serves a number of important goals. For a period of at least five years following the Effective Time, the Surviving Corporation shall provide, directly or indirectly, charitable contributions and community support within the service area of the Company at levels substantially comparable to and no less than the levels of charitable contributions and community support provided by the Company within the Company's service area within the two-year period immediately prior to the Effective Time.

         Section 6.18.     Transition Task Force.

         a. The Company and UCU shall create a special transition task force to be led by Jim Miller, and in addition, to consist of two members nominated by the Company and two additional members nominated by UCU.

         b. The functions of the task force shall include (i) serving as a conduit for the flow of information and documents between the parties, (ii) development of transition plans and such other matters as may be appropriate and
(iii) otherwise assisting the Company and UCU in making an orderly transition.

         c. The Company and UCU will cooperate fully with the transition task force.

         Section 6.19. Termination of DRIP. The Company shall either (i) terminate the DRIP no later than 30 days prior to the anticipated Effective Time or (ii) cause the DRIP to be administered only as an "open market" purchase plan (i.e. shares issuable under the DRIP would be purchased in the open market) during the 30 days prior to the anticipated Effective Time.

         Section 6.20. Dividend Record Date. The Company agrees to coordinate with UCU in establishing the record date in the quarter in which the Closing occurs for the payment of any dividends on the Company Common Stock in order to assure that the holders of record of Company Common Stock (i) are entitled to receive a dividend on either Company Common Stock or UCU Common Stock received in the Merger in the quarter in which the Closing occurs, and (ii) are not entitled to receive a dividend in such quarter on both Company Common Stock and UCU Common Stock received in the Merger.

         Section 6.21. Real Estate Transfer Taxes. The Surviving Corporation shall pay all state or local real property transfer, gains or similar Taxes, if any (collectively, the "Transfer Taxes"), attributable to the transfer of the beneficial ownership of the Company's and its Subsidiaries' real properties, and any penalties or interest with respect thereto, payable in connection with the consummation of the Merger. Prior to the Effective Time, the Company shall cooperate with UCU in the preparation of any returns that will be filed with respect to the Transfer Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its Subsidiaries and any information with respect to such properties that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real properties of the Company and its Subsidiaries shall be determined by UCU in its reasonable discretion. The stockholders of the Company (who are intended third-party beneficiaries of this Section 6.21) shall be deemed to have agreed to be bound by the allocation established pursuant to this Section 6.21 in the preparation of any return with respect to the Transfer Taxes.

         Section 6.22. Assumption of Debt Obligations. The Company and UCU shall cooperate with one another to cause the Surviving Corporation to expressly assume, at the Effective Time, any indebtedness of the Company which requires express assumption of the Company's obligations as set forth in Section 3.04 of the Company Disclosure Schedule.

         Section 6.23. Amendment of First Mortgage Bond Indenture. The Company shall use its best efforts to obtain within 120 days of the date hereof the consent of the requisite number of holders of bonds issued under the Company's Indenture of Mortgage and Deed of Trust, as amended (the "Indenture") to amend the Indenture in a manner reasonably acceptable to UCU to delete the last sentence of Section 4.11 of the Indenture and to make any appropriate conforming changes at a total cost (including consent payments to the bondholders and legal and financial advisor fees) reasonably acceptable to UCU. If such consents are not obtained within the applicable time period at a cost reasonably acceptable to UCU, UCU, in its sole discretion, may terminate this Agreement as provided on
Section 6.23 of each of the Company Disclosure Schedule and the UCU Disclosure Schedule.

                                   ARTICLE VII
                              Conditions to Merger

         Section 7.01. Conditions to Each Party's Obligations. The respective obligations of each party to this Agreement to consummate the Merger and the transactions contemplated hereby shall be subject to the satisfaction of the following conditions:

                  (a) Company Stockholders' Approval. The Company Stockholders' Approval shall have been obtained.

                  (b) Waiting Periods; Required Statutory Approvals. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and the Company Required Statutory Approvals and the UCU Required Statutory Approvals shall have been obtained, such approvals shall have become Final Orders (as defined below), and none of such approvals or Final Orders shall require or be conditioned upon any requirement that any of the Company, UCU or the Surviving Corporation provide any undertaking or agreement, or change or dispose of any assets or business operations, or take or refrain from taking any other action, which would cause, individually or in the aggregate, either (i) a UCU Material Adverse Effect, or (ii) a material adverse effect on the financial condition, income, assets, business or prospects of the business operations presently owned and operated by the Company. For purposes of this Section, the determination of UCU Material Adverse Effect may, without limitation, include the failure of the Public Service Commission of the State of Missouri ("MPSC") to articulate prior to Closing, its policy on the extent to which the Surviving Corporation may recover the Premium (as defined below) related to this transaction. The term "Premium" means the excess of (xx) the value, as of the Effective Time, of the UCU Common Stock issued to holders of Company Common Stock as a result of consummation of the Merger plus all amounts paid in lieu of fractional shares under Article II and all Cash Consideration paid to holders of Company Common Stock pursuant to Section 2.02, over (yy) the net book value of the Company's assets subject to regulation by the MPSC. A "Final Order" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

                  (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint shall prohibit the consummation of the Merger.

                  (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                  (e) Listing of Stock. The shares of UCU Common Stock to be issued in the Merger (including shares of UCU Common Stock issued or issuable in respect of Company

Stock Options and Company Restricted Stock Awards) shall have been approved for listing on the NYSE, subject to official notice of issuance.

         Section 7.02. Additional Conditions to Obligations of UCU. The obligations of UCU to consummate the Merger and the transactions contemplated hereby shall be subject to the satisfaction of the following additional conditions, any of which may be waived in writing exclusively by UCU:

                  (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement that are qualified by the Company Material Adverse Effect shall be true and correct as of the Closing Date and the representations and warranties that are not so qualified, taken together, shall be true and correct in all material respects, in each case as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date); and UCU shall have received a certificate signed on behalf of the Company by the chief executive officer of the Company to such effect.

                  (b) Performance of Obligations. The Company shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant required to be performed and complied with by it under this Agreement at or prior to the Effective Time; and UCU shall have received a certificate signed on behalf of the Company by the chief executive officer of the Company to such effect.

                  (c) Tax Opinion. UCU shall have received a written opinion from Blackwell Sanders Peper Martin LLP, counsel to UCU, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel may require and rely upon reasonable representations and certificates of UCU (including, without limitation, representations contained in a certificate of UCU) (the "UCU Tax Certificate") and the Company (including, without limitation, representations contained in a certificate of the Company (the "Company Tax Certificate").

                  (d) Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred and there shall exist no fact or circumstance which is reasonably likely to have a Company Material Adverse Effect.

                  (e) Amendment of Indenture. The Indenture shall have been amended as described in Section 6.23.

         Section 7.03. Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction of each of the following additional conditions, any of which may be waived in writing exclusively by the Company:

                  (a) Representations and Warranties. The representations and warranties of UCU set forth in this Agreement that are qualified by the UCU Material Adverse Effect shall be true and correct as of the Closing Date and the representations and warranties that are not so qualified, taken together, shall be true and correct in all material respects, in each case as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date); and the Company shall have received a certificate signed on behalf of UCU by the chief executive officer of UCU to such effect.

                  (b) Performance of Obligations. UCU shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant required to be performed or complied with by it under this Agreement at or prior to the Effective Time; and the Company shall have received a certificate signed on behalf of UCU by the chief executive officer of UCU to such effect.

                  (c) Tax Opinion. The Company shall have received a written opinion from Cahill Gordon & Reindel, counsel to the Company, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel may require and rely upon reasonable representations and certificates of UCU (including, without limitation, representations contained in the UCU Tax Certificate) and the Company (including, without limitation, representations contained in the Company Tax Certificate); and UCU and the Company agree that, to the extent they can truthfully do so, they will make such representations and deliver such certificates.

                  (d) UCU Material Adverse Effect. No UCU Material Adverse Effect shall have occurred and there shall exist no fact or circumstance which is reasonably likely to have a UCU Material Adverse Effect.


                                  ARTICLE VIII
                                   Termination

         Section 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time by written notice by the terminating party to the other party, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company:

                  (a)      by mutual written consent of UCU and the Company; or

                  (b) by either UCU or the Company, if the Effective Time shall not have occurred on or before June 1, 2000 (the "Termination Date"); provided, however, that if on the Termination Date the conditions to the Closing set forth in Section 7.01(b) shall not have been fulfilled but all other conditions to the Closing shall have been fulfilled or shall be capable of being fulfilled, then the Termination Date shall be extended to December 31, 2000; and provided, further, that the right to terminate the Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; or

                  (c) by either UCU or the Company, if a court of competent jurisdiction or other Governmental Authority shall have issued a final, non-appealable order, decree or ruling, or taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

                  (d) by either UCU or the Company if, at the Company Stockholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of the Company in favor of this Agreement and the Merger shall not have been obtained; or

                  (e) by UCU, if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred which would cause the conditions set forth in Sections 7.02(a) or 7.02(b) not to be satisfied, and such breach or failure shall not have been remedied within 45 business days after receipt by the Company of notice in writing from UCU specifying the nature of such breach and requesting that it be remedied or UCU shall not have received adequate assurance of a cure of such breach within such 45 business-day period; or

                  (f) by UCU, if the Board of Directors of the Company (i) shall not have recommended or shall have withdrawn or modified its recommendation of this Agreement and the Merger or (ii) shall have approved or recommended a Takeover Proposal, other than the Merger; or

                  (g) by UCU, if the Company or any of its Affiliates shall have materially and knowingly breached the covenant contained in Section 6.01; or

                  (h) by the Company in accordance with Section 6.01(b); provided, that it has complied with the notice provisions thereof; or

                  (i) by the Company, if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of UCU set forth in this Agreement shall have occurred which would cause the conditions set forth in Sections 7.03(a) or 7.03(b) not to be satisfied, and such breach or failure shall not have been remedied within 20 business days after receipt by UCU of notice in writing from the Company, specifying the nature of such breach and requesting that it be remedied or the Company shall not have received adequate assurance of a cure of such breach within such 20 business-day period.

         Section 8.02. Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.01, there shall be no liability or obligation on the part of UCU, the Company, or their respective officers, directors, stockholders or Affiliates, except as set forth in Section 8.03 and except to the extent that such termination results from the willful breach by a party of any of its representations, warranties, covenants or agreements contained in this Agreement; provided that the provisions of Sections 8.02, 8.03, 9.02 and 9.07 of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

         Section 8.03. Fees and Expenses. (a) Except as set forth in this
Section 8.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that UCU and the Company shall share equally all fees and expenses, other than attorneys' and accounting fees and expenses, incurred in relation to the printing and filing of the Proxy Statement (including any related preliminary materials) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

                  (b) If this Agreement is terminated by UCU pursuant to Section 8.01(e) or by the Company pursuant to Section 8.01(i), the non-terminating party shall reimburse the other party for all reasonable costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including without limitation, fees and expenses of counsel, financial advisors, accountants, actuaries and consultants and the other party's share of all printing and filing fees. Such amounts shall be payable only upon due presentation by the terminating party of a written summary of such expenses, in reasonable detail, within 30 days after the date of termination, and in no event shall the aggregate amount payable under this Section 8.03(b) exceed $1.75 million.

                  (c) If this Agreement is terminated by UCU pursuant to Section 8.01(f) or Section 8.01(g), the Company shall pay to UCU a termination fee of $15 million in cash within five business days after such termination.

                  (d) If this Agreement is terminated by the Company pursuant to
Section 8.01(h), the Company shall pay to UCU a termination fee of $15 million in cash within five business days after such termination.

                  (e) If this Agreement is terminated by either UCU or the Company pursuant to Section 8.01(d), a Takeover Proposal shall have been made prior to the date of the Company Stockholders' Meeting, and, if within 24 months of such termination the Company shall enter into an Acquisition Agreement relating to such Takeover Proposal, the Company shall pay to UCU a termination fee of $15 million in cash within five business days after the execution of such Acquisition Agreement.

         Section 8.04. Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 8.05. Extension; Waiver. At any time prior to the Effective Time, either party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto contained herein, (ii) waive any inaccuracies in the representations and warranties of the other party hereto contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions of the other party hereto contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE IX
                                  Miscellaneous

         Section 9.01. Non-survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for Section 6.11 and the other covenants and agreements which, by their terms, are to be performed after the Effective Time. The Confidentiality Agreement shall survive the execution and delivery of this Agreement but shall terminate and be of no further force and effect as of the Effective Time.

         Section 9.02. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)      if to UCU, to

                  UtiliCorp United Inc.
                  20 West Ninth Street
                  Kansas City, Missouri  64105
                  Attention:  Richard C. Green, Jr.
                  Facsimile:  (816) 467-3595

                  with a copy to:

                  Blackwell Sanders Peper Martin LLP
                  2300 Main, Suite 1000
                  Kansas City, Missouri 64108
                  Attention:  Linda K. Tiller, Esq.
                  Facsimile:  (816) 983-8080

         (b)      if to the Company, to:

                  The Empire District Electric Company
                  602 Joplin St.
                  Joplin, Missouri  64801
                  Attention: Myron W. McKinney
                  Facsimile:  (417) 625-5153
                  with a copy to:

                  Cahill Gordon & Reindel
                  80 Pine Street
                  New York, NY  10005
                  Attention:  Gary W. Wolf, Esq.
                  Facsimile:  (212) 269-5420

         Section 9.03. Interpretation. When a reference is made in this Agreement to a section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

         Section 9.04. Disclosure Schedules. Each exception to a section of this Agreement set forth in the UCU Disclosure Schedule or the Company Disclosure Schedule will specifically refer (including by cross-reference) to the section of the Agreement to which it relates. Any item disclosed in the UCU Disclosure Schedule or the Company Disclosure Schedule under any specific section number thereof or disclosed in reference to any specific section hereof shall be deemed to have been disclosed by UCU or the Company, as appropriate, for all purposes of this Agreement in response to other sections of either the UCU Disclosure Schedule or the Company Disclosure Schedule, as the case may be, to the extent that such disclosure is specifically cross-referenced to such other section(s).

         Section 9.05. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when the counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

         Section 9.06. Entire Agreement; Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (ii) except as provided in Sections 1.04 and 6.11 and this Section 9.06, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         Section 9.07. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Kansas without regard to any applicable conflicts of law rules. Each party hereto irrevocably and unconditionally consents and submits to the jurisdiction of the courts of the State of Missouri and of the United States of America located in the State of Missouri for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby, and further agrees that service of any process, summons, notice or document by U.S. registered or certified mail to the party at the address specified in Section 9.02, shall be effective service of process for any action, suit or proceeding brought against such party in any such court. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this agreement or the transactions contemplated hereby, in the courts of the State of Missouri located in Kansas City, Missouri or the United States of America located in Kansas City, Missouri, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. If any provision of this Agreement is held to be unenforceable for any reason, it shall be modified rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

         Section 9.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto (whether by operation of law or otherwise) without the prior written consent of the other party, and any attempted assignment thereof without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         IN WITNESS WHEREOF, UCU and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                  UTILICORP UNITED INC.



                                  By: /s/ Robert Green
                                  Name:   Robert K. Green
                                  Title:  President and Chief Operating Officer



                                  THE EMPIRE DISTRICT ELECTRIC COMPANY



                                  By: /s/ Myron W. McKinney
                                  Name:   Myron W. McKinney
                                  Title:  President and Chief Executive Officer